Exhibit 10.1

EXECUTION COPY

INVESTMENT AGREEMENT

by and among

JAMES RIVER GROUP HOLDINGS, LTD.

and

GPC PARTNERS INVESTMENTS (THAMES) LP

Dated as of February 24, 2022

i

Section 5.11 Voting	31
Section 5.13 NASDAQ Listing	33
Section 5.14 Schedule 13D	33
Section 5.15 Employee Non-Solicit and Non-Hire	33
Section 5.16 Operation of Business	33
Section 5.17 Tax Matters	34
Article VI Conditions to Closing	34
Section 6.01 Conditions to the Obligations of the Company and the Investor	34
Section 6.02 Conditions to the Obligations of the Company	35
Section 6.03 Conditions to the Obligations of the Investor	35
Article VII Termination; Survival	38
Section 7.01 Termination	36
Section 7.02 Effect of Termination	37
Section 7.03 Survival	37
Article VIII Miscellaneous	37
Section 8.01 Amendments; Waivers	37
Section 8.02 Extension of Time, Waiver, Etc.	37
Section 8.03 Assignment	38
Section 8.04 Counterparts; Electronic Signature	38
Section 8.05 Entire Agreement; No Third Party Beneficiaries; No Recourse	38
Section 8.06 Governing Law; Jurisdiction	38
Section 8.07 Specific Enforcement	39
Section 8.08 Waiver of Jury Trial	40
Section 8.09 Notices	40
Section 8.10 Severability	41
Section 8.11 Expenses	41
Section 8.12 Interpretation	42

EXHIBITS

EXHIBIT A – Form of Series A Certificate of Designations

EXHIBIT B – Form of Registration Rights Agreement

EXHIBIT C – Form of Permitted Transferee Joinder

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT dated as of February 24, 2022 (this “Agreement”), is made and entered into by and among James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and GPC Partners Investments (Thames) LP, a limited partnership formed under the laws of the Cayman Islands ( the “Investor”).

RECITALS

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, the Company’s Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share (the “Series A Preferred Shares”), having the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof specified in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Definitions

Section 1.01        Definitions.

(a)               As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“50% Beneficial Ownership Requirement” means that the Investor, together with the other Permitted Transferees of the Investor, continues to Beneficially Own at all times Acquired Shares and/or Common Shares issued or issuable upon conversion of such Acquired Shares, that represent in the aggregate and on an as converted basis, at least 50% of the number of Acquired Shares beneficially owned by the Investor, on an as converted basis without regard to any limitations on conversion, as of immediately following the Closing.

“Activist Shareholder” means, as of any date of determination, a Person (other than the Investor Parties and their respective Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or similar governing body of such Person (iv) made, engaged in or been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, with respect to the matters set forth in clauses (i) through (iii), or (v) publicly disclosed any intention, plan or arrangement to do any of the foregoing. For the avoidance of doubt, neither the Investor nor any Permitted Transferees (or their respective Affiliates) are Activist Shareholders.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries, on the one hand, and any Investor Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates and (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party. For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Anti-Money Laundering Laws” means anti-money laundering-related laws, regulations, and codes of practice applicable to the Company and its Subsidiaries and their operations from time to time.

“as converted basis” means, with respect to a Person or Persons, all outstanding Common Shares Beneficially Owned by such Person or Persons, calculated on a basis in which all Common Shares issuable upon conversion of the outstanding Series A Preferred Shares (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date.

“Associate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that the Company and its Subsidiaries, on the one hand, and any Investor Party or any of its Affiliates, on the other hand, shall not be deemed to be Associates.

“Acquired Shares” means 150,000 Series A Preferred Shares; provided, that upon written notification by the Company to the Investor prior to the Closing Date, the number of Acquired Shares shall be reduced to 125,000.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” and “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“BMA” means the Bermuda Monetary Authority.

“Board” means the Board of Directors of the Company.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares, par value $0.0002 per share, of the Company.

“Company Charter Documents” means the Company’s memorandum of association and bye-laws, each as amended to the date of this Agreement, and shall include the Certificate of Designations.

“Company Plan” means all “employee benefit plans” (as defined in section 3(3) of and subject to ERISA) and all other material plans or agreements, in each case, as may be amended, modified or supplemented from time to time (other than governmental plans, statutorily required benefit arrangements and individual grant agreements) providing bonus, incentive compensation, deferred compensation, change in control, pension, welfare benefit, severance, sick leave, vacation pay, salary continuation, disability, life insurance, and educational assistance as to which the Company or any of its Subsidiaries have any liability for current or former employees of the Company or any of its Subsidiaries.

“Company PSU” means a restricted share unit with respect to Common Shares that was granted subject to performance-based vesting conditions.

“Company RSU” means a restricted share unit with respect to Common Shares, other than a Company PSU.

“Company Share Option” means an option to purchase Common Shares.

“Company Share Plans” means the 2014 Long-Term Incentive Plan and the 2014 Non-Employee Director Incentive Plan, in each case as amended from time to time.

“Competitor” means, as of any date of determination, a Person engaged in the business of providing property and casualty insurance and/or reinsurance, together with such Person’s Affiliates; provided, however, that for the avoidance of doubt, a private equity fund, a financial institution, asset management firm or similar firm shall not be considered a “Competitor”, but its portfolio companies, if any, that are engaged in the business of providing property and casualty insurance and/or reinsurance would be considered a “Competitor”.

“Conversion Rate” has the meaning set forth in the Certificate of Designations.

“Convertible Security” means evidences of indebtedness, shares of stock, rights or other securities (including, but not limited to the Series A Preferred Shares, options, warrants, and other rights for the purchase or other acquisition of Common Shares) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for Common Shares, in whole or in part, either immediately or upon the onset of a specified date or the happening of a specified event.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

“COVID-19 Measures” shall mean any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, requirement, directive or mandate promulgated by any Governmental Authority, in each case in connection with or in response to COVID-19.

“Director Termination Event” means the first date that the Investor Parties and their Permitted Transferees no longer meet the 50% Beneficial Ownership Requirement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Control Laws” means the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, and their respective implementing rules and regulations; and other similar export control laws or restrictions applicable to the Company, its Subsidiaries and their respective operations from time to time.

“Form A” means a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer.

“Fully Diluted Basis” means with respect to the Common Shares, as of a particular time, the total outstanding Common Shares as of such time, determined by treating all outstanding Convertible Securities (regardless of whether such Convertible Securities are at such time exercisable, convertible or exchangeable) as having been exercised, converted or exchanged (including the exercise, conversion or exchange of Convertible Securities underlying any such Convertible Securities, giving effect to any applicable caps on conversion).

“GAAP” means generally accepted accounting principles, as in effect in the United States from time to time.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Hedge” means engaging in or making any swap, short sale of, derivative transaction, granting any option or warrant for the purchase of, or entering into any hedging or similar transaction that transfers to any Person, directly or indirectly, in whole or in part, any of the economic consequences of ownership of any shares of Series A Preferred Shares or Common Shares, or otherwise establishing or increasing, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Series A Preferred Shares or Common Shares or any other capital of the Company.

“Intellectual Property” means all intellectual property rights, including patents, trade secrets, know-how, inventions, methods, processes, copyrights, trademarks, service marks, domain names, social and mobile media identifiers, trade dress and other source indicators and all associated goodwill.

“Investor Designee” means an individual designated in writing by the Investor to be appointed or nominated by the Company for election to the Board pursuant to Section 5.10(a), Section 5.10(c) or Section 5.10(d), as applicable.

“Investor Director” means a member of the Board who was appointed or elected to the Board as an Investor Designee.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate, would or would reasonably be expected to, prevent, materially delay, interfere with, hinder or impair (i) the consummation by the Investor of any of the Transactions or (ii) the compliance by the Investor of its obligations under this Agreement.

“Investor Parties” means the Investor together with its successors and any Permitted Transferees that become a party hereto pursuant to Section 8.03. Any reference to any action by the Investor Parties in this Agreement that requires an instrument in writing signed by the Investor Parties shall require that such instrument be signed by each of the Investor Parties.

“IT Assets” means all hardware, software, code, systems, networks, websites, applications, databases and other information technology assets and equipment.

“Knowledge” means, with respect to the Company, the actual knowledge, after due inquiry, of the individuals listed on Section 1.01 of the Company Disclosure Letter.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest, adverse ownership interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Lock-Up Period” means the period commencing on the date hereof and ending on the second anniversary of the Closing Date.

“Material Adverse Effect” means any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, other than any event change or development resulting from or arising out of the following: (a) any event, change or development generally in economic, political, regulatory, financial or capital market conditions in each case in the United States or elsewhere in the world, (b) any event, change or development in the industries in which the Company or any of its Subsidiaries operate, (c) any acts of war, sabotage, terrorist activities, cyberattacks (other than cyberattacks specifically directed at the Company or its Subsidiaries), or changes imposed by a Governmental Authority associated with national security, (d) epidemics, pandemics or disease outbreaks (including COVID-19), hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather or meteorological events, and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any of the foregoing, including, as applicable, second or subsequent wave(s)), (e) any change of Law (including COVID-19 Measures), accounting standards, regulatory policy or industry standards, or interpretations thereof, after the date of this Agreement, (f) the announcement or the existence of, or compliance with or performance under, this Agreement or the Transactions (including the contents of any press release to be issued by the Company publicly announcing the execution of this Agreement), (g) the taking of any action or omission by the Company, its Subsidiaries or their Affiliates specifically requested in writing by the Investor or its Affiliates, (h) any failure by the Company to meet projections or forecasts or revenue or earnings predictions for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), (i) any Actions arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the transactions contemplated hereby or thereby or by an Activist Shareholder (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), (j) changes in the price or trading volume of the Common Shares, in and of or any change in the credit ratings or ratings outlook, or A. M. Best rating or outlook of the Company (provided that the exception in this clause (j) shall not prevent or otherwise affect a determination that any event, change or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), (k) any COVID-19 Measures, except, solely with respect to clauses (a), (b), (c), (d) and (k), to the extent the Company and its Subsidiaries, taken as a whole, are materially and disproportionately affected thereby relative to other participants in the industry or industries in which the Company and its Subsidiaries operate (in which case only the incremental material and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect).

“NASDAQ” means the NASDAQ Global Select Market.

“Permitted Transferee” means, with respect to any Investor Party (i) an Affiliate of such Investor Party that executes and delivers to the Company a Joinder becoming an Investor Party to this Agreement, (ii) any customary co-investor so long as the Investor or its Affiliates continue to retain sole control of the voting and disposition of the Series A Preferred Shares or Common Shares so transferred or (iii) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which the Investor or any controlled Affiliate thereof serves as a general partner, managing member, manager or fund advisor, or any successor entity of the Persons described in this clause (iii) that executes and delivers to the Company a Joinder to this Agreement; provided, however, that in no event shall (x) the Company or any of its Subsidiaries, (y) any “portfolio company” (as such term is customarily used among institutional investors) of any Person or any entity controlled by any portfolio company of any Person or (z) any Competitor or Activist Shareholder (whether or not an Affiliate of such Person) constitute a “Permitted Transferee”.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Placement Agent” means Citigroup Global Markets Inc., as placement agent to the Company, in connection with the placement of the Series A Preferred Shares.

“Pro Rata Share” means, with respect to any Investor Party, the percentage set forth opposite its name under the heading “Pro Rata Share” on Schedule I attached hereto, as may be amended from time to time pursuant to any Joinder.

“Purchase Price” means the number of Acquired Shares to be sold on the Closing Date, multiplied by $1,000 per share.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor on the Closing Date, the form of which is set forth as Exhibit B hereto, as it may be amended, supplemented or otherwise modified.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“Required Regulatory Approvals” means any approvals, consents, orders and waivers from any department of insurance, or other insurance regulatory body, required under applicable Law with respect to the transactions contemplated by this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such entity is the record or Beneficial Owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means any report, return, information return, filing, claim for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Third Party” means a Person other than the Investor or any of its Permitted Transferees.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificate of Designations and the Registration Rights Agreement.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents, including the exercise by any Investor Party of the right to convert the Acquired Shares into Common Shares.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, mortgage, gift, hypothecate or dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, mortgage, gift, hypothecation or disposition of, any shares of equity securities Beneficially Owned by a Person or any interest in any shares of equity securities Beneficially Owned by a Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Shares into Common Shares pursuant to the Certificate of Designations, (ii) the redemption or other acquisition of Common Shares or Series A Preferred Shares by the Company or (iii) the direct or indirect transfer of any limited partnership interests or other equity interests in any Investor Party (or any direct or indirect parent entity of such Investor Party) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). In the event that any Person that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person controlling such Person or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

(b)               In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	Section 3.07
Agreement	Preamble
Agreement Termination Date	Section 7.01(b)
Announcement	Section 5.02
Anti-Corruption Laws	Section 3.08(b)
Balance Sheet Date	Section 3.05(c)
Capitalization Date	Section 3.02(a)
Certificate of Designations	Recitals
CFC	Section 5.17
Closing	Section 2.02
Closing Date	Section 2.02
Company	Preamble
Company Disclosure Letter	Article III
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(a)
Confidential Information	Section 5.03
Confidentiality Agreement	Section 5.03
Contract	Section 3.03(b)
Director Disqualification Event	Section 5.10(e)
Enforceability Exceptions	Section 3.03
Filed SEC Documents	Article III

Investor Observer	Section 5.10(i)
Investor	Preamble
Investor Representations	Section 3.18
IRS	Section 5.07
Issuer Agreement	Section 5.11
Joinder	Section 8.03
Judgments	Section 3.07
Laws	Section 3.08(a)
Management Proxies	Section 5.09(a)
9.9% Excess Votes	Section 5.09(a)
19.99% Excess Votes	Section 5.10(g)
OFAC	Section 3.08(d)
Original Investor Designee	Section 5.10(a)
Permitted Loan	Section 5.05
PFIC	Section 5.17
Preferred Shares	Section 3.02(a)
Purchase	Section 2.01
QEF Election	Section 5.17
Relevant Matters	Section 8.06
Restraints	Section 6.01(a)
Sanctions	Section 3.08(d)
Series A Preferred Shares	Recitals

Article II

Purchase and Sale

Section 2.01        Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor the Acquired Shares, for a purchase price of $1,000 per Acquired Share . The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

Section 2.02        Closing. On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur as promptly as practicable, and in any event, no later than 10:00 a.m. (New York City time) on the second (2nd) Business Day following such date on which the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), and shall be conducted remotely via the electronic exchange of documents and signatures, or at such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”).

(a)               At the Closing:

(i)                 the Company shall deliver to the Investor (A) the Acquired Shares, free and clear of all Liens, except restrictions imposed by the Certificate of Designations, the Company Charter Documents, the Securities Act, this Agreement and any applicable securities Laws and evidence of the issuance of the Acquired Shares to the Investor, credited to book-entry account maintained by the transfer agent of the Company and (B) the Registration Rights Agreement, duly executed by the Company; and

(ii)              the Investor shall (A) pay the Purchase Price to the Company by wire transfer of immediately available U.S. federal funds, to the account designated by the Company in writing at least two (2) Business Days prior to the Closing Date and (B) deliver to the Company the Registration Rights Agreement, duly executed by the Investor.

(b)               Prior to the Closing, the Investor shall provide the Company with any information reasonably requested by the Company or its transfer agent in connection with the issuance of the Acquired Shares.

Article III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC (and publicly available) after January 1, 2021 (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section or any disclosure of risks included in any “forward-looking statements” disclaimer contained in any such Filed SEC Document:

Section 3.01        Organization; Standing.

(a)               The Company is duly incorporated and validly existing as an exempted company in good standing, or the equivalent thereof, under the laws of Bermuda and has all requisite corporate power and corporate authority to carry on its business as now being conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and has all requisite corporate, or other legal entity, as the case may be, power and authority to own and operate its properties and to carry on its businesses as now conducted, except where the failure to be so licensed, qualified or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the outstanding shares capital stock or other equity interests of each Subsidiary have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act of 1933, as amended, and any relevant state or foreign securities Laws or pursuant to valid exemptions therefrom, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02        Capitalization.

(a)               The authorized share capital of the Company consists of 200,000,000 Common Shares and 20,000,000 undesignated preferred shares, par value $0.00125 per share (the “Preferred Shares”). At the close of business on February 16, 2022 (the “Capitalization Date”), (i) 37,373,066 Common Shares were issued and outstanding, (ii) 1,421,237 Common Shares were reserved and available for future issuance pursuant to the Company Share Plans, (iii) 287,974 Common Shares were subject to outstanding Company Share Options, (iv) 292,135 Common Shares were issuable upon the vesting or settlement of outstanding Company RSUs, (v) no Company PSUs were outstanding and (vi) no Preferred Shares were issued or outstanding.

(b)               Except as described in this Section 3.02 or as set forth on Section 3.02(b) of the Company Disclosure Letter, there are (i) no outstanding shares of, or other equity or voting interests of any character in, the Company as of the date hereof other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 3.02(a), (ii) no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of, or other equity or voting interests of any character in, the Company, (iii) no outstanding obligations, options, warrants, rights, pledges, calls, puts, phantom equity, preemptive rights, or other rights, commitments, agreements or arrangements of any character to acquire from the Company, or that obligate the Company to issue, any shares of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exercisable or exchangeable for shares of, or other equity or voting interests (or voting debt) in, the Company other than obligations under the Company Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any shares of, or other equity or voting interests (or voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Share Options or settlement of Company RSUs and Company PSUs or the forfeiture or withholding of Taxes with respect to Company Share Options, Company PSUs or Company RSUs), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to a “poison pill” or similar anti-takeover agreement or plan. All outstanding Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any purchase option, call option, right of first refusal, subscription right, preemptive or similar rights of a third Person, the Company Charter Documents or any agreement to which the Company is a party. All of the outstanding shares or equity interests of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and none of such shares or equity interests are subject to or were issued in violation of any applicable Laws and are not subject to and have not been issued in violation of any shareholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.03        Authority; Noncontravention.

(a)               The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been and at the Closing, the other Transaction Documents will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Investor, constitutes (or in the case of the other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)               Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) violate any Law, or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under, result in the termination of or a right of termination or cancellation under, result in the loss of any benefit or require a payment or incur a penalty under, any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which it is bound or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company or its Subsidiaries of any of the Transactions on a timely basis.

Section 3.04        Governmental Approvals. Except for (a) filings required to be made with the NASDAQ, (b) filings required to be made with the SEC to report the Transactions, and (c) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company or its Subsidiaries of any of the Transactions.

Section 3.05        Company SEC Documents; Undisclosed Liabilities.

(a)               The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2021 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The consolidated financial statements of the Company and its Subsidiaries (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)               Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2021 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any material breach of a Contract, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement, (v) as set forth in Section 3.05(c) of the Company Disclosure Letter or (vi) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

(d)               The Company has established and maintains, and at all times since January 1, 2019 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to the Company and its consolidated Subsidiaries sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2019, there has not been any Fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(e)               There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its Filed SEC Documents and is not so disclosed.

Section 3.06        Absence of Certain Changes. Except as set forth in Section 3.06 of the Company Disclosure Letter, (a) since the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement and any other agreements contemplated hereby and evaluations, processes, discussions, negotiations and transactions contemplated hereby and other strategic transactions, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) since the Balance Sheet Date, there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.07        Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (or prevent or materially delay, interfere with, hinder or impair the consummation by the Company or its Subsidiaries of any of the Transactions on a timely basis), there is no (a) pending or, to the Knowledge of the Company, threatened legal, regulatory or administrative proceeding, suit, proceeding, dispute, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries or any of their respective assets, in each case, by or before any Governmental Authority. To the Knowledge of the Company, as of the date of this Agreement, there is no pending or threatened claim or dispute relating (and the Company has not received notice of any third party objection) to the transactions contemplated by this Agreement.

Section 3.08        Compliance with Laws; Permits.

(a)               The Company and each of its Subsidiaries are in compliance with all (i) state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) and (ii) Judgments, in each case of clauses (i) and (ii), that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)               The Company, each of its Subsidiaries, and, to the Company’s Knowledge, all officers, directors or employees of the Company and its Subsidiaries and any agents acting on behalf of the Company or any of its Subsidiaries are, and for the last three (three) years have been, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder, (ii) the United Kingdom Bribery Act, (iii) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and (v) any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption, bribery or terrorism (collectively, the “Anti-Corruption Laws”). None of the Company, any of its Subsidiaries, and, to the Company’s Knowledge, any officer, director or employee of the Company or any of its Subsidiaries and any agents acting on behalf of the Company or its Subsidiaries within the last three (3) years, has offered, promised, provided, or authorized the provision of any money or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer, nor has violated or is in violation of any provision of any Anti-Corruption Laws.

(c)               The Company, each of its Subsidiaries, and to the Company’s Knowledge, each of their respective officers, directors, employees and any agents acting on behalf of the Company or any of its Subsidiaries is, and for the last three (3) years has been, in material compliance with all applicable Anti-Money Laundering Laws and Export Control Laws.

(d)               The Company, each of its Subsidiaries, and, to the Company’s Knowledge, each of the Company’s and its Subsidiaries’ officers, directors and employees, and any agents acting on behalf of the Company or any of its Subsidiaries is, and, for the last three (3) years has been, in compliance with all applicable Laws or other financial restrictions administered by (i) the United States (including without limitation the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, and the U.S. Department of State), (ii) the United Nations, (iii) Her Majesty’s Treasury or (iv) other similar governmental bodies with regulatory authority over the Company, its Subsidiaries and their respective operations from time to time (collectively, “Sanctions”). None of the Company or any of its Subsidiaries, or to the Company’s Knowledge, any officer, director or employee, or any agent acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries (x) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Venezuela, Sudan, Syria and Crimea, or (y) majority-owned or controlled by a Person that is the subject of Sanctions.

(e)               To the Company’s Knowledge, the Company and its Subsidiaries have not engaged in the past three (3) years, nor are now engaged in, any dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in Cuba, Iran, North Korea, Venezuela, Sudan, Syria, or Crimea, in each case directly or indirectly, including through agents or other persons acting on its behalf.

(f)                The Company and its Subsidiaries will not use the proceeds from the Transactions (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) directly, or Knowingly, indirectly fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions.

(g)               The Company and its Subsidiaries have instituted and maintain policies and procedures, as applicable to the Company and its Subsidiaries, designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Anti-Corruption Laws and Sanctions. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the Knowledge of the Company, threatened.

Section 3.09        Tax Matters. The Company and each of its Subsidiaries have timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and all such Tax Returns were correct and complete in all material respects, and the Company and each of its Subsidiaries have timely paid (or has had timely paid on their behalves) to the appropriate Governmental Authority all Taxes that are required to be paid by it, except with respect to Taxes contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There are no examinations or audits of any income or other material Tax Returns of the Company or any of its Subsidiaries presently pending or threatened in writing by any applicable federal, state, local or foreign governmental agency. The Company is classified as corporation for U.S. federal income tax purposes.

Section 3.10        Brokers and Other Advisors. Except for fees payable to the Placement Agent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses as a result of such capacities, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.11        Sale of Securities. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4.06, the offer, sale and issuance of the shares of Series A Preferred Shares at the Closing pursuant to this Agreement is and will be exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor any other Person authorized by the Company to act on its behalf, (excluding the Placement Agent, as to whom the Company makes no representations about) has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Shares, and neither the Company nor any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Shares under this Agreement to be integrated with other offerings by the Company.

Section 3.12        Status of Securities. As of the Closing, all of the Acquired Shares, and the Common Shares issuable upon conversion of any of the Acquired Shares and any accrued dividends, will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities Laws and will not be subject to preemptive rights of any other shareholder of the Company, and will be free and clear of all Liens, except restrictions imposed by the Certificate of Designations, the Securities Act, this Agreement and any applicable securities Laws. As of the Closing, all of the Acquired Shares and the Common Shares issuable upon conversion of any of the Acquired Shares have been duly reserved for issuance.

Section 3.13        Certain Material Indebtedness. Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, in default in the payment of any material indebtedness.

Section 3.14        Investment Company Status. The Company is not, and immediately after the sale of the Acquired Shares hereunder will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended

Section 3.15        Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NASDAQ, nor has the Company received any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NASDAQ for the continued trading of its Common Shares on the NASDAQ

Section 3.16        IP; Security. The Company and its Subsidiaries (i) exclusively own their proprietary Intellectual Property and IT Assets, free and clear of all Liens; (ii) to the Company’s Knowledge, do not infringe the Intellectual Property of any Person; and (iii) take commercially reasonable actions to protect the integrity, continuous operation, redundancy and security of the IT Assets used in their business (and all data, including personal data, processed thereby) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.17        Data Security. Since January 1, 2019, there have been no violations, breaches, outages, corruptions or unauthorized uses of, or unauthorized access to the Company’s IT Assets, except for instances that were resolved without material cost, liability or the duty to notify any other Person, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.18        No Other Representations or Warranties. Except for the representations and warranties contained in Article IV (the “Investor Representations”), neither the Investor nor any other person acting on its behalf has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement or the transactions contemplated hereby and the Company disclaims any reliance on any representation or warranty of the Investor or any Affiliate, Representative, advisor or agent of the Investor except for the representations and warranties expressly set forth in Article IV.

Article IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date:

Section 4.01        Organization; Standing. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and the Investor has all requisite power and authority necessary to carry on its business as it is now being conducted and, except (other than with respect to the Investor’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. The Investor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.02        Authority; Noncontravention. The Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions have been duly authorized and approved by all necessary action on the part of the Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions. This Agreement has been and at the Closing, the other Transaction Documents will be, duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Company and the other parties hereto or thereto, constitutes (or in the case of the other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor, nor the consummation of the Transactions by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its Subsidiaries is a party or accelerate the Investor’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03        Governmental Approvals. Except for (a) notification to the BMA, and (b) any Required Regulatory Approvals, and (c) filings required by Sections 13 and 16 of the Exchange Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04        Financing. At the Closing, the Investor will have available funds necessary to consummate the purchase of the Acquired Shares and pay the Purchase Price on the terms and conditions contemplated by this Agreement. As of the date of this Agreement, the Investor is not aware of any reason why funds sufficient to pay the Purchase Price will not be available to it on the Closing Date. The Investor acknowledges that the Transactions are not subject to any financing condition.

Section 4.05        Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

Section 4.06        Purchase for Investment. The Investor acknowledges that the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) is acquiring the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer or otherwise dispose of any Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares, except in compliance with this Agreement, the Company Charter Documents and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of Regulation D under the Securities Act), and (e) (i) has been furnished with or has had access to, and had an adequate opportunity to review, all financial and other information that it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares, (ii) has had an opportunity to ask questions and received answers to, or otherwise discussed with the Company and its Representatives, the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access, in each case as it deemed necessary to make in investment in the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares, (iii) made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares, and (iv) can bear the economic risk of (x) an investment in the Series A Preferred Shares and the Common Shares issuable upon the conversion of the Series A Preferred Shares indefinitely and (y) a total loss in respect of such investment. The Investor’s purchase of the Series A Preferred Shares is not the result of any general solicitation or any general advertising within the meaning of Rule 502(c) of the Securities Act.

Section 4.07        Placement Agent. The Investor (i) has conducted its own investigation of the Company and the Series A Preferred Shares and the Common Shares and has not relied upon the Placement Agent in connection with the Investor’s due diligence review of the Transactions and the Company; and (ii) has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and is not relying on the Placement Agent for such advice. Each Investor agrees that the Placement Agent may rely on the representations and warranties contained in this Article IV.

Section 4.08        Investor Formation. Investor was formed solely for the purpose of engaging in the Transactions. Since the date of its formation, Investor has not carried on any business or conducted any operations other than execution of this Investment Agreement, the performance of its obligations hereunder and related ancillary matters. The only assets held by Investor, or to be held by Investor, prior to the Closing, will be the Purchase Price and cash to pay for expenses (including expenses incurred in connection with the transactions contemplated by this Agreement). The general partner of the Investor is a controlled Affiliate of Gallatin Point Capital LLC.

Section 4.09        Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its Representatives, the Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article III of this Agreement (as modified by the Company Disclosure Letter) delivered in connection with this Agreement, the Investor will have no claim against the Company and its Subsidiaries, or any of their respective Representatives with respect thereto.

Section 4.10        No Other Company Representations or Warranties. Except for the representations and warranties contained in Article III, neither the Company nor any other person acting on its behalf has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement or the transactions contemplated hereby and the Investor disclaims any reliance on any representation or warranty of the Company or any Affiliate, Representative, advisor or agent of the Company except for the representations and warranties expressly set forth in Article III.

Article V

Additional Agreements

Section 5.01        Corporate Actions.

(a)               At any time that any Series A Preferred Shares are outstanding, the Company shall from time to time, take all lawful action within its control to cause the authorized share capital of the Company to include a sufficient number of authorized but unissued Common Shares to satisfy the conversion requirements of all Series A Preferred Shares then outstanding and all accrued and unpaid dividends thereon.

(b)               For so long as any Series A Preferred Shares are outstanding and Beneficially Owned by the Investor Parties, the Company shall not, amend the Company Charter Documents in a manner that adversely affects, or would reasonably be expected to adversely affect, any of the rights, preferences and privileges of the Class A Preferred Shares, unless Investor Parties holding at least 75% of the then outstanding Class A Preferred Shares consent in writing, which shall not be unreasonably withheld, conditioned or delayed.

(c)               For so long as any Series A Preferred Shares are outstanding and Beneficially Owned by the Investor Parties, the Company shall not create or authorize the creation of, or issue any equity securities of the Company or any of its Subsidiaries (or rights exercisable into equity securities of the Company or any of its Subsidiaries) that rank senior or pari passu to the rights, preferences or privileges of the Series A Preferred Shares (except for purposes of the payment of dividends on the Series A Preferred Shares, as permitted pursuant to Section 13(c) of the Certificate of Designations) unless Investor Parties holding at least a majority of the then outstanding Class A Preferred Shares otherwise consent in writing.

Section 5.02        Public Disclosure. The Investor Parties and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Investor and the Company agree that the initial disclosure regarding the Transactions by each party following execution of this Agreement (such disclosures, the “Announcement”) shall be subject to review and reasonable agreement by the other party. Notwithstanding the forgoing, this Section 5.02 shall not apply to any press release or other public statement made by the Company or the Investor Parties (a) which is consistent with the Announcement and does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions. The Investor Parties shall, and shall cause their respective Affiliates to, consult with the Company before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 5.02, Section 5.03 or any provision of the Confidentiality Agreement limit disclosure by any Investor Party or any of their Affiliates of ordinary course communications regarding this Agreement and the Transactions to its existing or prospective general and limited partners, equityholders, members, managers and investors of any Affiliates of such Person who are subject to a confidentiality obligation with respect thereto (provided that such parties agree to maintain the confidentiality of such Confidential Information and the Investor or the Investor Party disclosing such information will be responsible for any breach by the Person to whom such information was disclosed), or disclosing public information about the Transactions on their website in the ordinary course of business consistent with past practice or as part of any sales and Transfers to any co-investors.

Section 5.03        Confidentiality. Each of the Investor Parties will, and will cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (“Confidential Information”), and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor Parties’ investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by such Investor Party or its Affiliates or their respective Representatives, (b) was or becomes available to such Investor Party or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided that such source is reasonably believed by such Investor Party or its Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of such Investor Party or its Affiliates or their respective Representatives on a non-confidential basis, or (d) was independently developed by such Investor Party or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information. The Confidential Information may be disclosed (i) to each Investor Party’s Affiliates, and their direct and indirect equityholders, limited partners or members and its and their respective Representatives on a need-to-know basis (provided that such Investor Party’s Affiliates and respective Representatives agree to maintain the confidentiality of such Confidential Information and such Investor Party will be responsible for any breach by its Affiliates and respective Representatives of their obligations to keep such Confidential Information confidential in accordance with the provisions hereof unless such Affiliate or Representative has entered into a confidentiality agreement enforceable by the Company (and in this regard, the parties acknowledge that the Confidentiality and Non-Disclosure Agreement, dated as of January 5, 2022, by and between the Company and Gallatin Point Capital LLC (the “Confidentiality Agreement”) remains in full force and effect in accordance with its terms)), and (ii) in the event that an Investor Party, any of its Affiliates or any of their respective Representatives are requested or required by applicable Law, regulation, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances such Investor Party, their Affiliates and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure at the Company’s sole cost and expense.

Section 5.04        Standstill. Each Investor Party agrees that, until the date that is the three (3) year anniversary of the Closing Date, it shall not, and it shall cause each of its Affiliates and Associates not to directly or indirectly, in any manner, alone or in concert with others, take any of the following actions without the prior consent of the Company (acting through a resolution of a majority of the Company’s directors not including, in respect of any consent to actions taken or proposed to be taken by any Investor Party or its Affiliates, any Investor Director):

(a)               acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, whether by private or open market purchase, a block trade, a tender or exchange offer, Beneficial Ownership of, or any economic interest in, any right to direct the voting or disposition of, or any other right with respect to any debt or equity securities or direct or indirect rights to acquire any debt or equity securities of the Company, any securities convertible into or exchangeable for any such debt or equity securities, any options, puts, calls, swaps or other derivative or convertible instruments, hedging contracts or other derivative securities or contracts or instruments in any way related to the price of the Common Shares (solely to the extent that, after giving effect to such acquisition, such Investor Party, its Affiliates and Associates would Beneficially Own, in the aggregate, greater than 1% of the then outstanding Common Shares (excluding any shares of Series A Preferred Shares or Common Shares issued or issuable in connection with the conversion of the Series A Preferred Shares)) or 5% of any tranche of any debt securities;

(b)               (i) make or in any way encourage or participate, directly or indirectly, in any “solicitation” of “proxies” or consents (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)), to vote, or knowingly seek to advise, encourage or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries or any securities convertible or exchangeable into or exercisable for any such securities, (ii) request, call or seek to call (or, for the avoidance of doubt, publicly support another Person’s request or call for) a meeting of the Company’s shareholders or action by written consent (or the setting of a record date therefor), (iii) initiate or be the proponent of any shareholder proposal for action by the Company’s shareholders, (iv) seek, alone or in concert with others, election to or to place a representative on the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (v) seek, alone or in concert with others (including through any “withhold” or similar campaign), the removal of any director from the Board, or (vi) become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company;

(c)               make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), either alone or in concert with others, any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(d)               otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors, business or policies, of the Company or any of its Subsidiaries, including, without limitation, (i) controlling or changing the Board or management of the Company, including any plans or proposals to declassify the Board or to change the number or term of directors or to fill any vacancies on the Board, (ii) any material change in the capitalization, capital allocation policy or dividend policy of the Company, or (iii) seeking to have the Company waive or make amendments or modifications to the Company Charter Documents, or other actions that may impede or facilitate the acquisition of control of the Company by any person;

(e)               make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(f)                advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing;

(g)               take any action that would require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 5.04;

(h)               enter into any agreements, arrangements or understandings with any Third Party (including, without limitation, security holders of the Company, but excluding, for the avoidance of doubt, any Investor Party) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any Third Party in connection with any of the foregoing;

(i)                 request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.04; provided that this clause shall not prohibit any Investor Party from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.04, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person;

(j)                 make any public disclosure, announcement or statement with an intent to specifically disparage current or former Board members (in their capacity as such) or the Company’s management (in their capacity as such) or strategy, operations, financial results or any transactions involving the Company or any of its Subsidiaries, except for such statements made with the Company’s prior written consent, or that are supportive of the Company’s management and Board or that are otherwise consistent with the provisions of this Agreement; provided, however, that the foregoing provisions shall not be violated by (A) any general statement about market, industry or economic circumstances, conditions or trends, (B) any statement required to be made by applicable Law, (C) any statement protected by the whistleblower-protection provisions of any applicable Law, (D) any statement that is made in response to legal process or in the context of any Action by or before any Governmental Authority or arbitrator (including any such Action to enforce the terms of the this Agreement or other such Action in connection with the transactions contemplated hereby), or (E) any statement that is reasonably necessary in connection with the enforcement of rights under this Agreement, or any other written agreement involving the Company and such Investor Party;

(k)               contest the validity of this Section 5.04 or make, initiate, take or participate in any demand, Action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 5.04;

provided, however, that nothing in this Section 5.04 will (1) limit any Investor Party’s ability to vote, Transfer (subject to this Agreement, including Section 5.05), convert shares of Series A Preferred Shares into Common Shares (subject to the Certificate of Designations), privately make and submit to the Board any proposal that is intended by such Investor Party to be made and submitted on a non-publicly disclosed or announced basis, so long as, in each case, such submission is not intended to, and would not reasonably be expected to, require public disclosure by any Person), participate in rights offerings made by the Company to all holders of its Common Shares, receive any dividends or similar distributions with respect to any securities of the Company held by such Investor Party, tender Common Shares or Series A Preferred Shares into any tender or exchange offer (subject to Section 5.05), effect an adjustment to the Conversion Rate pursuant to the Certificate of Designations or otherwise exercise rights under its Common Shares or Series A Preferred Shares that are not the subject of this Section 5.04, and (2) limit the ability of the Investor Director to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board.

Section 5.05        Transfer Restrictions.

(a)               Except as otherwise permitted in this Agreement, including Section 5.05(b), until the expiration of the Lock-Up Period, each Investor Party agrees with the Company, severally and not jointly, that such Investor Party will not Transfer any Series A Preferred Shares or any Common Shares issued upon conversion of the Series A Preferred Shares or Hedge any Series A Preferred Shares or Common Shares.

(b)               Notwithstanding Section 5.05(a), each Investor Party shall be permitted to Transfer any portion or all of their Series A Preferred Shares or Common Shares issued or issuable upon conversion of the Series A Preferred Shares at any time under the following circumstances:

(i)                 Transfers to any Permitted Transferees (but only if the transferee executes and delivers to the Company a Joinder in the form set forth in Exhibit C (or as may otherwise be agreed by the Company) agreeing to be bound by the terms of this Agreement) and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Series A Preferred Shares or Common Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii)              Transfers pursuant to a merger, amalgamation, scheme of arrangement, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary that, in each case, is approved by the Board;

(iii)            Transfers to the Company or any of its Subsidiaries, approved in writing by the Board;

(iv)             Transfers after commencement by the Company of bankruptcy, insolvency or other similar proceedings;

(v)               Transfers in connection with a bona fide loan or other financing arrangement, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities (each, a “Permitted Loan”); provided, that any Required Regulatory Approvals required for such transaction have been obtained. Nothing contained in this Agreement or the Registration Rights Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the Series A Preferred Shares and/or Common Shares issued upon conversion of Series A Preferred Shares (including Common Shares received upon conversion or redemption of the Series A Preferred Shares following foreclosure or Transfer in lieu of foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan; provided, that any Required Regulatory Approvals required for such transaction have been obtained. Subject to the preceding provisions of this clause (vi) and Section 5.05(c), in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Series A Preferred Shares or the Common Shares issuable or issued upon conversion of the Series A Preferred Shares or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, any Investor Party or its Affiliates) shall be entitled to any rights (including, without limitation, under Section 5.10) or have any obligations or be subject to any transfer restrictions or limitations hereunder;

(vi)             Transfers of interests in Investor shall be permitted so long as the transferee is a controlled Affiliate of Gallatin Point Capital LLC.

(c)               Notwithstanding Sections 5.05(a) and (b), each Investor Party will not at any time, directly or indirectly (without the prior written consent of the Board), Transfer any Series A Preferred Shares or Common Shares issued or issuable upon conversion of the Series A Preferred Shares (y) to a Competitor or an Activist Shareholder, (z) any Person (other than the Company or its Subsidiaries) that, together with its Affiliates, to the knowledge of such Investor Party at the time it enters into such transaction (after reasonable inquiry), would hold 5% or more of the outstanding Common Shares after giving effect to such transfer; provided, that these restrictions shall not apply to Transfers into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act.

(d)               Any attempted Transfer in violation of this Section 5.05 shall be null and void ab initio.

(e)               Following the expiration of the Lock-up, the Company agrees to provide reasonable assistance to the Investor Parties in relation to marketing the Series A Preferred Shares to a Third Party, if requested by the Investor Parties. Such assistance may include, but not be limited to, management meetings with Third Parties and certain information requests; provided, that all such requests are made with reasonable advanced notice, any such meetings are held during normal business hours and any such Third Party is subject to a confidentiality agreement reasonably satisfactory to the Company.

Section 5.06        Legend; Lost, Stolen, Destroyed or Mutilated Securities.

(a)               All certificates or book entries representing the Acquired Shares or Common Shares issued upon conversion of the Acquired Shares will bear or be coded with a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 24, 2022, COPIES OF WHICH ARE ON FILE WITH THE ISSUER.

(b)               (i) Upon request of any Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for Series A Preferred Shares or Common Shares to be Transferred in accordance with the terms of this Agreement and (ii) the second paragraph of the legend shall be removed upon the expiration of such transfer restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

(c)               Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 5.07        Tax Matters. The Company and its paying agent shall be entitled to deduct and withhold Taxes on all payments on the Series A Preferred Shares or Common Shares or other securities issued upon conversion of the Series A Preferred Shares to the extent required by the Code, Treasury Regulations or other applicable Law. Promptly following the date of this Agreement or, in the case of a Permitted Transferee, the date such Permitted Transferee first acquires any Series A Preferred Shares or Common Shares or other securities issued upon conversion of the Series A Preferred Shares, each Investor Party shall deliver to the Company or its paying agent a duly executed, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable. If the information on any such form provided by such Investor Party changes, or upon the Company’s reasonable request, such Investor Party shall provide the Company with an updated version of such form.

Section 5.08        Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares for general corporate purposes.

Section 5.09        Post-Closing Regulatory Approvals.

(a)               The Company (either for itself or on behalf of the Investor Parties) agrees to use commercially reasonable efforts to obtain any Required Regulatory Approvals in connection with the appointment of the Original Investor Designee as a member of the Board pursuant to Section 5.10(a) as soon as practicable following Closing. Subject to any restrictions under applicable Law, the Company shall provide the Investor Parties copies of all applications or other communications to Governmental Authorities in connection therewith in advance of the filing or submission. Further, the Company shall give the Investor Parties notice of and a reasonable opportunity to participate in contacts with any Governmental Authority. Each of the Company and the Investor Parties shall be reasonably satisfied that any Required Regulatory Approvals have been obtained prior to the appointment of the Original Investor Designee to the Board. To the extent that it is shall become necessary for the Investor Parties to submit a Form A or a disclaimer of affiliation in connection with obtaining any Required Regulatory Approval, the Company and the Investor Parties shall each comply with their respective obligations pursuant to Section 5.09(d).

(b)               The Investor Parties acknowledge and agree that (i) any conversion of the Class A Preferred Shares that would cause the Investor Parties to hold the right to exercise in the aggregate more than 9.9% of the voting power of the issued and outstanding Common Shares on a Fully-Diluted basis, and (ii) any vote by the Investor Parties of an amount of the Series A Preferred Shares, together with any Common Shares owned by such parties, representing in the aggregate in excess of 9.9% of the voting power of the Common Shares on Fully Diluted Basis (the “9.9% Excess Votes”), is expressly conditioned on the receipt of any Required Regulatory Approvals, and the Investor Parties shall not, and shall cause their controlled Affiliates not to, effect any such conversion or exercise the 9.9% Excess Vote without obtaining such Required Regulatory Approvals. The Investor Parties agree that the executive officers of the Company shall be granted the power to cause the 9.9% Excess Votes to be voted pursuant to proxies to be reasonably agreed by the Company and such Investor Parties, and subject to any Required Regulatory Approvals (the “Management Proxies”). Such Management Proxies will terminate immediately upon receipt of Required Regulatory Approvals in accordance with their terms.

(c)               The Investor Parties acknowledge and agree that (i) any conversion of the Class A Preferred Shares that would cause the Investor Parties to hold the right to exercise in the aggregate more than 19.99% of the voting power of the issued and outstanding Common Shares on a Fully-Diluted basis, and (ii) any vote by the Investor Parties of an amount of the Series A Preferred Shares, together with any Common Shares owned by such parties, representing in the aggregate in excess of 19.99% of the voting power of the Common Shares on Fully Diluted Basis (the “19.99% Excess Votes”), is expressly conditioned on the receipt of any Required Regulatory Approvals, and the Investor Parties shall not, and shall cause their controlled Affiliates not to, effect any such conversion or exercise the 19.99% Excess Vote without obtaining such Required Regulatory Approvals. The Investor Parties agree that the executive officers of the Company shall be granted the power to cause the 19.99% Excess Votes to be voted pursuant to the Management Proxies. Such Management Proxies will terminate immediately upon receipt of Required Regulatory Approvals in accordance with their terms

(d)               In the event that the Investor Parties must seek Required Regulatory Approvals in connection with their ownership or voting of the Series A Preferred Shares and Common Shares acquired upon the conversion of the Series A Preferred Shares:

(i)                 the Investor Parties agree (A) to consult with the Company and its counsel in seeking the Required Regulatory Approvals and to address and take into account all reasonable comments provided by the Company and its counsel in connection with any application, filing, submission or correspondence by the Investor Parties relating thereto, and (B) to obtain the consent of the Company prior to filing or submitting any applicable filings to any applicable department of insurance or other insurance regulatory body, which consent shall not be unreasonably withheld or delayed; and

(ii)              the Company agrees (A) to provide reasonable cooperation and assistance to the Investor Parties, and (B) to provide such other information, execute and deliver any additional agreements, documents or instruments that may be reasonably requested in connection with obtaining the Required Regulatory Approvals.

Section 5.10        Board Matters.

(a)               As promptly as practical following the date of receipt of any Required Regulatory Approvals, the Company will increase the size of the Board, if necessary, in order to appoint Matthew Botein (the “Original Investor Designee”) to the Board to serve as a Class I Director of the Company for a term expiring at the 2024 annual general meeting of the Company’s shareholders and until his or her successor is duly elected and qualified.

(b)               Upon the occurrence of a Director Termination Event or a Director Disqualification Event, at the request of the Board, the Investor Director shall immediately resign, and the Investor Parties shall cause such Investor Director immediately to resign from the Board and any committee thereof effective as of the date of such Board request, and, in the case of a Director Termination Event, the Investor Parties shall no longer have any rights under this Section 5.10, including, for the avoidance of doubt, any designation or nomination rights under Section 5.10(c). The Investor Parties shall provide prompt written notice to the Company upon occurrence of the Director Termination Event.

(c)               Following the Closing, and until the occurrence of a Director Termination Event, at any annual general meeting of the Company’s shareholders at which the term of the Investor Director shall expire, the Investor shall have the right to designate an Investor Designee to the Board at such annual meeting for election to the Board at such annual meeting. Subject to Section 5.10(e), the Company shall include the Investor Designee designated by the Investor in accordance with this Section 5.10(c) in the Company’s slate of nominees for the applicable annual general meeting of the Company’s shareholders. All of the Investor Parties covenant to vote in favor of the Investor Designee at any annual general meeting of the Company’s shareholders at which the Investor Director is nominated for election. Without the prior written consent of the Investor, so long as Investor Parties are entitled to designate an Investor Designee for election to the Board in accordance with this Section 5.10, the Board shall not remove the Investor Director from his or her directorship (except as required by Law, the Certificate of Designations or the Company Charter Documents or as required by the Company’s governance and similar policies applicable to all directors).

(d)               In the event of the death, disability, resignation (whether or not due to a Director Disqualification Event) or removal of the Investor Director as a member of the Board (other than resignation pursuant to Section 5.10(b)), the Investor, if the Investor Parties are entitled to designate a director pursuant to this Section 5.10, may designate an Investor Designee to replace such Investor Director and, subject to Section 5.10(e), and the Company shall cause such Investor Designee to fill such resulting vacancy.

(e)               The Company’s obligations to have any Investor Designee elected to the Board or nominate any Investor Designee for election as a director at any meeting of the Company’s shareholders pursuant to this Section 5.10, as applicable, shall in each case be subject to (i) such Investor Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company, and (ii) such Investor Designee meeting all independence requirements under the listing rules of the NASDAQ or other stock exchange on which the Common Shares are then traded. The Investor Parties will cause each Investor Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine the Investor Designee’s eligibility and qualification to serve as a director of the Company. No Investor Designee shall be eligible to serve on the Board if he or she has been (i) involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, is a “Bad Actor” as defined in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act, (ii) has been convicted of any criminal felony involving dishonesty or a breach of trust or who has been convicted of an offense under 18 U.S.C. § 1033, (iii) is subject to any Judgment prohibiting service as a director of any public company, or (iv) an Affiliate of a Competitor (collectively, a “Director Disqualification Event”). As a condition to any Investor Designee’s election to the Board or nomination for election as a director of the Company at any annual general meeting of the Company’s shareholders, (A) the Investor Designee must be approved by the Nominating and Corporate Governance Committee of the Board (or any successor thereto), acting reasonably and in accordance with such directors’ fiduciary duties, and (B) the Investor Parties and the Investor Designee must provide to the Company:

(i)                 all information requested by the Company that is required to be disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Company Charter Documents or corporate governance guidelines, in each case, relating to the Investor Designee's election as a director of the Company or the Company's operations in the ordinary course of business;

(ii)              all information requested by the Company in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Designee's nomination or election, as applicable, as a director of the Company or the Company's operations in the ordinary course of business; and

(iii)            an undertaking in writing by the Investor Designee to (A) be subject to, bound by and duly comply with a confidentiality agreement in a form acceptable to the Company, the Company's Code of Conduct, insider trading policy and other Company corporate governance policies applicable to directors, with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board; provided that no such code of conduct or insider trading policy shall restrict any Transfer of securities by any member of the Investor Parties or any of their respective Affiliates (other than with respect to the Investor Director solely in his or her individual capacity), and (B) at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters arising under the Transaction Documents that, in the reasonable determination of the Board based on the advice of counsel, excluding the Investor Director, present actual or potential conflicts of interest with the Company, or other matters coming before the Board that, in the reasonable determination of the Board, excluding the Investor Director, present actual or potential conflicts of interest with the Company.

(f)                The Company shall indemnify each Investor Director and provide the Investor Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the Bermuda Companies Act 1981, as amended from time to time, or otherwise. The Company acknowledges and agrees that it (i) is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Investor Director are secondary) and (ii) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the Bermuda Companies Act 1981, as amended from time to time, or otherwise, without regard to any rights the Investor Director may have against the Investor Parties or their Affiliates.

(g)               The parties hereto agree that the Investor Director shall be entitled to reimbursement from the Company for the reasonable out-of-pocket fees or expenses incurred in connection with his or her service as a director of the Board, in each case, in a manner consistent with the Company’s Bye-laws and the Company’s practices with respect to reimbursement for other members of the Board, including reimbursement pursuant to customary indemnification arrangements. The Investor Director shall not be entitled to receive any other compensation from the Company for his or her service, including compensation to which the Investor Director would otherwise be entitled pursuant to the Company’s outside director compensation policy.

(h)               In the event that the Investor Parties, together with their controlled Affiliates, shall own Series A Preferred Shares that, together with any Common Shares owned by such parties, represent in the aggregate in excess of 19.99% of the voting power of the Common Shares on Fully Diluted Basis, then the Director Designee shall resign from the Board and may only be eligible to be reappointed to the Board on the earlier of (i) all Required Regulatory Approvals being obtained, or (ii) the Investor Parties and their controlled Affiliates having ceased to own in the aggregate 19.99% of the voting power of the Common Shares on a Fully Diluted Basis; provided, that no Director Termination Event shall have occurred prior to either such date.

(i)                 Until such time as the Investor Designee is appointed to the Board in accordance with Section 5.10(a), the Original Investor Designee may serve as an observer to the Board (in such capacity, the “Investor Observer”). Until the earlier of the appointment of the Original Investor Designee to the Board and the Director Termination Event, the Investor Observer shall be permitted to attend, strictly as an observer, meetings of the Board and its committees, and material information delivered to the Board and its committees shall be delivered to the Investor Observer at substantially the same time as delivered to other non-executive directors and/or committee members, as applicable; provided, however, that the Company shall have the right to withhold any information and to exclude the Investor Observer from all or any portion of any meeting if access to such information or attendance at such meeting or portion of a meeting could reasonably be expected to (i) adversely affect the attorney-client privilege or work product protection, (ii) violate any applicable Law, (iii) violate the terms of any confidentiality agreement or other contract with a third party, or (iv) result in disclosure of trade secrets, highly confidential information or a conflict of interest. The Investor Observer shall not have any voting rights with respect to any matters considered or determined by the Board or any committee thereof, or be entitled to receive any compensation in his or her capacity as Investor Observer. Any action taken by the Board at any meeting will not be invalidated by the absence of the Investor Observer at such meeting. The Investor Observer will enter into a confidentiality agreement in a form acceptable to the Company. For the avoidance of doubt, no Investor Observer shall be permitted to attend meetings of the Board, or portions thereof, or receive information delivered to the Board in connection with any present actual or potential conflicts of interest with the Company, or other matters coming before the Board that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company.

Section 5.11        Voting. Following the Closing Date and until a Director Termination Event, subject to any applicable Law, stock exchange rules or listing standards, and as limited by Section 5.09(a) and Section 5.09(c), if applicable:

(a)               At each meeting of the shareholders of the Company (including, if applicable, through the execution of one or more written consents if shareholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual general meeting or special meeting of shareholders of the Company) and at every postponement or adjournment thereof, each Investor Party shall take such action as may be required so that all Series A Preferred Shares and Common Shares beneficially owned, directly or indirectly, by such Investor Party or its controlled Affiliates and entitled to vote at such meeting of shareholders are voted, (i) in favor of each director nominated and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting, (ii) against any shareholder nominations for directors which are not approved and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Compensation Committee of the Board and (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm; provided, that no Investor Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investor Parties’ sole discretion, with respect to any other matter, including the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any merger, amalgamation, scheme of arrangement or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company and its Subsidiaries or any other change of control transaction involving the Company.

(b)               Each Investor Party shall be present, in person or by proxy, at all meetings of the shareholders of the Company so that all Series A Preferred Shares or Common Shares beneficially owned by such Investor Party or its controlled Affiliates may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 5.11(a) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any consent in lieu of a meeting of holders of shares of Common Shares or Series A Preferred Shares.

Section 5.12        Financing Cooperation. If requested by the Investor Parties, the Company will use commercially reasonable efforts to provide the following cooperation in connection with the Investor Parties obtaining any Permitted Loan:

(a)               negotiate in good faith the terms of an issuer agreement (an “Issuer Agreement”) in customary form with each lender in connection with such transaction (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting Transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities Law status of the pledge arrangements and a specified list of Competitors) and subject to the consent of the Company, with such changes thereto as are requested by such lender and customary for similar financings;

(b)               (i) remove any restrictive legends on certificates representing pledged Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares and depositing such pledged Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares in book entry form on the books of The Depository Trust Company when eligible to do so or (ii) without limiting the generality of clause (i), if such Series A Preferred Shares is eligible for resale under Rule 144A, depositing such pledged Series A Preferred Shares in book entry form on the books of The Depository Trust Company or other depository with customary Rule 144A restrictive legends in lieu of the legends specified in Section 5.06(a) above;

(c)               if so requested by such lender or counterparty, as applicable, re-registering the pledged Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent such Investor Party or its Affiliates continues to beneficially own such pledged Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares;

(d)               entering into customary triparty agreements with each lender and the Investor Parties relating to the delivery of the Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations hereunder to issue the Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares upon payment of the purchase price therefor in accordance with the terms of this Agreement; and

(e)               such other cooperation and assistance as the Investor Parties may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business.

Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an Issuer Agreement is conditioned on the Investor Parties certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Investor Parties have pledged the Series A Preferred Shares and/or the underlying Common Shares as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement and (B) such Investor Party acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. The Investor Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Investor Parties under this Agreement, the Investor Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

Section 5.13        NASDAQ Listing. To the extent it has not already done so, promptly following the execution of this Agreement, the Company shall apply to cause the Common Shares issuable upon the conversion of the Series A Preferred Shares to be approved for listing on NASDAQ, or provide such notice as may be required by NASDAQ.

Section 5.14        Schedule 13D. In the event that the Investor Parties shall be required to file a Schedule 13D (or Schedule 13D amendment) with the SEC pursuant to the Exchange Act in respect of the Closing, the Investor Parties shall, in advance of filing the Schedule 13D or Schedule 13D amendment with the SEC, provide the Company and its counsel with a reasonable opportunity to review and comment on the “Item 4” disclosure contained in the Schedule 13D or Schedule 13D amendment, which comments shall be considered in good faith by the Investor Parties.

Section 5.15        Employee Non-Solicit and Non-Hire. For a period commencing on the Closing Date until the date that is one (1) year after the Series A Preferred Shares cease to be outstanding, the Investor Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly, solicit for employment or hire any current officer of the Company; provided that the foregoing restriction shall not (A) apply to any current employee of the Company who contacts an Investor Party or its respective Affiliates in response to any general solicitation or advertising not specifically targeted to employees of the Company or (B) any former employee of the Company whose employment or engagement with the Company was terminated (x) by the Company or (y) by such former employee at least one (1) year prior to employment discussions between such former employee and any Investor Party or their respective Affiliates.

Section 5.16        Operation of Business. Except as set forth on Section 5.16 of the Company Disclosure Letter, from the date of this Agreement until the consummation of the Closing, the Company will operate as it would in the ordinary course of business consistent with past practice and will not take any action that would be prohibited under the terms of the Transaction Documents or otherwise require the consent or approval of the holders of the Series A Preferred Shares under the Transaction Documents without obtaining such consent or approval or which would result in a change or adjustment of the Conversion Rate (as defined in the Certificate of Designations), assuming in each case that the terms of the Certificate of Designations were effective and binding against the Company during such period.

Section 5.17        Tax Matters.

(a)               The Company shall make due inquiry with its tax advisors or accountants on at least an annual basis regarding the potential status of the Company as a “controlled foreign corporation” (a “CFC”) as defined in Section 957(a) of the Code or a “passive foreign investment company” (a “PFIC”) as defined in Section 1297(a) of the Code. In the event the Company determines that it is a CFC or a PFIC in a taxable year, as soon as reasonably practicable following the end of each such taxable year of the Company (but in no event later than 90 days following the end of each such taxable year), the Company shall promptly notify each Investor in writing regarding the Company’s CFC and PFIC status. The Company shall provide each Investor with any information reasonably requested in writing by such Investor to allow such Investor to otherwise comply with applicable U.S. federal income tax laws (including any obligation by an Investor to report its pro rata portion of the Company’s or any of its Subsidiaries’ “Subpart F income”, as defined in Section 952(a) of the Code, or its “global intangible low-taxed income”, as defined in Section 951A of the Code).

(b)               In the event the Company determines it or any of its Subsidiaries has become a PFIC for any taxable year, as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 90 days following the end of each such taxable year), the Company shall use commercially reasonable efforts to prepare all forms and information necessary for each Investor (or any of its direct or indirect owners) to make an election to treat the Company (or any of its Subsidiaries) as a “qualified electing fund” under Section 1295 of the Code (a “QEF Election”). In the event that any Investor notifies the Company in writing that it (or any of its direct or indirect owners) has made a QEF Election with respect to the Company or any of its Subsidiaries, the Company shall (or shall cause any Subsidiary to) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 90 days following the end of each such taxable year) provide to each Investor an annual PFIC information statement.

(c)               The Company shall take such actions as may be reasonably required to ensure that at all times the Company is classified as a corporation for U.S. federal income tax purposes. The Company shall not change its classification or entity status for U.S. tax purposes without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed).

Article VI

Conditions to Closing

Section 6.01        Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following condition:

(a)               no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the Transactions (collectively, “Restraints”); and

(b)               the Certificate of Designations shall have been approved and adopted by resolutions of the Board, which resolutions shall be in full force and effect.

Section 6.02        Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)               the Investor Representations (other than the representations in Section 4.06 and Section 4.08) shall be true and correct as of the date hereof, and as of the Closing Date, except for such failures to be true and correct that have not had and are not reasonably expected to have an Investor Material Adverse Effect, and (ii) Section 4.06 and Section 4.08 shall be true and correct in all respects as of the date hereof and the Closing Date;

(b)               the Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c)               the Company shall have received a certificate, signed on behalf of the Investor by a duly authorized officer thereof, certifying that, with respect to such Investor, the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied;

(d)               The Placement Agent shall have delivered to the Company and its counsel an offeree letter, in form and substance satisfactory to the Company, confirming the manner of the offering of the Series A Preferred Shares by the Placement Agent and the number of offerees.

Section 6.03        Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of all of the conditions set forth below:

(a)               the representations and warranties of the Company (i) set forth in Sections 3.01(a), 3.02, 3.03(a) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.06(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date and (iii) set forth in this Agreement, other than in Sections 3.01(a), 3.02, 3.03(a) and 3.06(b), shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)               the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c)               the Investor shall have received a certificate, signed on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.03(a) and 6.03(b) have been satisfied; and

(d)               the Company shall have advised the Investor at least three Business Days prior to the Closing Date of the number of Series A Preferred Shares to be issued at Closing.

Article VII

Termination; Survival

Section 7.01        Termination. Prior to the Closing, this Agreement may be terminated and the Transactions abandoned at any time:

(a)               by the mutual written consent of the Company and the Investor;

(b)               by either the Company or the Investor upon written notice to the other, if the Closing has not occurred on or prior to March 30, 2022 (the “Agreement Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if any breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c)               by either the Company or the all of Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and non-appealable prior to the Closing Date;

(d)               by the Investor if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured prior to the Agreement Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Agreement Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b);

(e)               by the Company if the Investor shall have breached any of their respective representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Agreement Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Agreement Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b); or

Section 7.02        Effect of Termination. Any termination of this Agreement as provided in Section 7.01 shall be effective upon delivery of written notice thereof to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement and the Confidentiality Agreement (which shall survive in accordance with its terms), and there shall be no liability on the part of the Investor or the Company in connection with this Agreement, except that no such termination shall relieve any party hereto from liability for damages to another party resulting from a willful breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from any fraud.

Section 7.03        Survival. The covenants or other agreements of the parties contained in Article V (excluding Section 5.08, Section 5.12 and Section 5.16), Article VII and Article VIII shall survive the Closing until fully performed or fulfilled.. The representations and warranties made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

Article VIII

Miscellaneous

Section 8.01        Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of (i) the Company, and (ii) the Investor Parties holding a majority of the Class A Preferred Shares on such date.

Section 8.02        Extension of Time, Waiver, Etc. The Company and each of the Investor Parties may, subject to applicable Law and pursuant to a written instrument delivered by such party, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party contained herein or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or any Investor Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto; provided, however, that (a) without the prior written consent of the Company, any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned (including, in the case of the Permitted Transferees, by executing and delivering to the Company a joinder in the form attached hereto as Exhibit C (such applicable joinder, a “Joinder”); provided that no such assignment will relieve such Investor of its obligations hereunder prior to the Closing; provided, further that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, no Third Party to whom any Class A Preferred Shares or Common Shares are Transferred shall have any rights or obligations under this Agreement.

Section 8.04        Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

Section 8.05        Entire Agreement; No Third Party Beneficiaries; No Recourse. This Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreement, the Registration Rights Agreement, the Certificate of Designations and the letter referenced in Section 8.11, constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder, except that the Placement Agent shall be a third party beneficiary to the extent set forth in Section 4.06.

Section 8.06        Governing Law; Jurisdiction.

(a)               This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)               All Actions arising out of or relating to any Relevant Matter shall be heard and determined in any state or federal court located in the Borough of Manhattan, The City of New York, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 8.06(b) and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement. The parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any Party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07        Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08        Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09        Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, at:

James River Group Holdings, Ltd.

Wellesley House, 2nd Floor

90 Pitts Bay Road

Pembroke Bermuda

HM 08

Email: Frank.Dorazio@james-river-group.com

with a copy (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, NY 10104

Attn: Kenneth L. Henderson

Email: kenneth.henderson@bclplaw.com

(b)	If to the Investor, at:

GPC Partners Investments (Thames) LP C/O Gallatin Point Capital LLC 660 Steamboat Road, First Floor Greenwich, CT 06830 Attn: Lance Toler Email: ltoler@gallatinpoint.com with a copy (which shall not constitute notice) to: Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attn: Laura Hodges Taylor Email: LHodgesTaylor@goodwinlaw.com

(c)	If to another Investor Party, to the address(es) and e-mail(s) set forth in such Investor Party’s Joinder;

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10        Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11        Expenses. Except as set forth in that certain letter between the Company and Gallatin Point Capital LLC, dated February 8, 2022, each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

Section 8.12        Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents delivered in Person or electronically to the Investor or its Representatives in each case no later than one (1) Business Day prior to the date of this Agreement. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Frank N. D’Orazio
Name: Frank N. D’Orazio
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

GPC Partners Investments (Thames) LP

By:	GPC Partners II GP LLC, its general partner

By:	Gallatin Point Capital LLC, its sole member

By:	/s/ Matthew Botein
Name: Matthew Botein
Title: Managing Partner

[Signature Page to Investment Agreement]

EXHIBIT A

Form of Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

7% SERIES A PERPETUAL CUMULATIVE CONVERTIBLE PREFERRED SHARES

OF

JAMES RIVER GROUP HOLDINGS, LTD.

James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), hereby certifies that, pursuant to the authority contained in the Companies Act 1981 (as amended from time to time, the “Act”) and Bye-Law 4.2 of its Third Amended and Restated Bye-Laws (as amended and restated from time to time, the “Bye-Laws”) and to resolutions of the board of directors of the Company (the “Board”) adopted on February 23, 2022, the creation of the series of 7% Series A Perpetual Cumulative Convertible Preferred Shares, US$0.00125 par value per share, US$1,000.00 liquidation preference per share (the “Series A Preferred Shares”), was authorized and the designation, powers and preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Shares, in addition to those set forth in the Bye-Laws, were fixed as follows:

Section 1. Designation and Number of Shares. The designation of the Series A Preferred Shares shall be “7% Series A Perpetual Cumulative Convertible Preferred Shares” and the authorized number of shares that shall constitute this series shall be 165,000 shares, US$0.00125 par value per share, US$1,000.00 liquidation preference per share. The number of Series A Preferred Shares from time to time may be increased or decreased (but not below the number of Series A Preferred Shares then outstanding and subject to Section 13(b)(iii)) by further resolution duly adopted by the Board, or any duly authorized committee thereof. The Company shall not have the authority to issue fractional Series A Preferred Shares, except in the case of payment of Dividends.

Section 2. Ranking. The Series A Preferred Shares will rank, as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, senior to the Common Shares and each other class or series of Capital Shares of the Company now existing or hereafter authorized (such shares, “Junior Shares”).

Section 3. Definitions. As used herein for all purposes of this Certificate of Designations:

“Accrued Dividends” means, as of any date, with respect to any Series A Preferred Share, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid.

“Act” has the meaning set forth in the recitals above.

“Adverse Development Charges” means the excess, if any, of (i) the aggregate adverse reserve development, expressed as a positive number, over (ii) the aggregate favorable reserve development, in each case recorded by the Company on a consolidated basis in each of its quarterly financial statements filed with the SEC during the Reserve Development Measurement Period with respect to accident years 2021 or earlier, net of reinsurance and commission adjustments and tax impacts.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates (including such Investor Party’s “portfolio companies” (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether debt or equity) shall not be deemed an Affiliate of such Investor Party). For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” and “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bye-Laws” has the meaning set forth in the recitals above.

“Calculation Agent” means the calculation agent appointed by the Company, which may be a person or entity affiliated with the Company.

“Calculation Notice” has the meaning set forth in Section 11(a)(vii).

“Capital Shares” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) shares issued by such Person.

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Shares, as it may be amended from time to time.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Shares on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the Common Shares on Nasdaq on such date. If the Common Shares are not traded on Nasdaq on any date of determination, the Closing Price of the Common Shares on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Shares are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Shares are so listed or quoted, or if the Common Shares are not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Shares in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Shares on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Shares” means the authorized common shares, $0.0002 par value per share, of the Company.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 12(a).

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“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Shares, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each Common Share into which the Series A Preferred Share is convertible, a dollar amount equal to 127.5% of the Initial Common Share VWAP, rounded to four decimal places, subject to adjustment as set forth herein.

“Conversion Rate” means, for each Series A Preferred Share, an amount equal to the Liquidation Preference divided by the Conversion Price.

“Current Market Price” per Common Share, as of any date of determination, means the arithmetic average of the VWAP per Common Share for each of the five (5) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Common Shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2022; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any Series A Preferred Share the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

“Dividend Rate” means (i) from and including the Original Issuance Date, to but excluding the First Reset Date, 7% of the Liquidation Preference per annum; and (ii) from and including the First Reset Date, during each Reset Period, an amount equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 5.2% of the Liquidation Preference per annum.

“Dividend Record Date” has the meaning set forth in Section 4(d).

“Dividends” has the meaning set forth in Section 4(a).

“Enhanced Capital Requirement” means, in the case of a Class 1, Class 2 or Class 3 insurer registered under the Bermuda Insurance Act 1978, as amended, and related rules and regulations promulgated thereunder (the “Insurance Act”), the minimum solvency margin applicable to such insurer under the requirements of the Insurance Act and, in the case of a Class 3A, Class 3B or Class 4 insurer registered under the Insurance Act, the enhanced capital requirement (as defined in the Insurance Act) applicable to such insurer under the Insurance Act derived from the applicable Bermuda Solvency Capital Requirement model or an approved internal capital model.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Property” has the meaning set forth in Section 12(a).

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Board, or an authorized committee thereof.

“First Reset Date” means [●], 2027.1

“Five-Year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable:

(i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five Business Days immediately prior to such Reset Dividend Determination Date for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets; or

(ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five Business Days immediately prior to such Reset Dividend Determination Date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 under the caption “Treasury constant maturities.” The Five-Year U.S. Treasury Rate will be determined by the Calculation Agent on the applicable Reset Dividend Determination Date. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-Year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

“Fundamental Change” means the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than any one or more of the following: (i) 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Shares of the Company and (ii) 50% of the aggregate economic interests represented by the issued and outstanding Voting Shares of the Company;

(ii) the sale, transfer or lease of all or substantially all of the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company;

(iii) during any period of eighteen (18) consecutive calendar months, individuals who at the beginning of such period constituted the Board (together with any new directors (i) whose election by the Board was or (ii) whose nomination for election by the Company’s shareholders was, prior to the date of the proxy or consent solicitation relating to such nomination, approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or

1             NTD: This will be the five-year anniversary of the Original Issuance Date.

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(iv) a plan relating to the liquidation or dissolution of the Company is adopted.

“Fundamental Change Effective Date” has the meaning set forth in Section 9(b).

“Fundamental Change Repurchase” has the meaning set forth in Section 9(a).

“Fundamental Change Repurchase Date” means, with respect to each Series A Preferred Share, the date on which the Company makes the payment in full of the Fundamental Change Repurchase Price for such share to the Holder thereof or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Fundamental Change Repurchase Price” has the meaning set forth in Section 9(a).

“Holder” means a Person in whose name the Series A Preferred Shares are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the Series A Preferred Shares for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received Series A Preferred Shares in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the Series A Preferred Shares were registered immediately prior to such transfer shall remain the Holder of such shares.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing appointed by the Company; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Initial Common Share VWAP” means the lower of (i) average of the daily VWAP of the Company’s Common Shares during the five (5) trading days immediately preceding the public announcement of the Company’s results for the fourth quarter of 2021, and (ii) average of the daily VWAP of the Company’s Common Shares during the five (5) trading days immediately following the public announcement of the Company’s financial results for the fourth quarter of 2021, in either case rounded to four decimal places.

“Initial Fundamental Change Notice” has the meaning set forth in Section 9(b).

“Investment Agreement” means that certain Investment Agreement between the Company and the Investor dated as of February 24, 2022, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Investor” has the meaning set forth in the Investment Agreement.

“Investor Parties” means each Investor and each Permitted Transferee of each Investor to whom Series A Preferred Shares or Common Shares are transferred that become a party to the Investment Agreement pursuant to Section 8.03 thereof.

“Issuance Date” means, with respect to any Series A Preferred Shares, the date of issuance of such share.

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“Junior Shares” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any Series A Preferred Shares, as of any date, $1,000 per share.

“Mandatory Conversion” has the meaning set forth in Section 7(a).

“Mandatory Conversion Date” has the meaning set forth in Section 7(a).

“Mandatory Conversion Price” means 130% of the Conversion Price, as adjusted pursuant to the provisions of Section 11(a).

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Shares by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per Common Share, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Shares or options contracts relating to the Common Shares on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per Common Share, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Shares on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Shares on the Relevant Exchange.

“Memorandum of Association” means the Memorandum of Association of the Company.

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“Nasdaq” means the Nasdaq Global Select Market.

“Notice of Objection” has the meaning set forth in Section 11(a)(vii).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company.

“Original Issuance Date” means [●], 2022.2

“Permitted Dividend” means a maximum of $0.05 per Common Share per quarter, or such higher amount as may be approved from time to time by the Holders of at least a majority of the Series A Preferred Shares then outstanding (if acting at a meeting) or three-quarters of the Series  A Preferred Shares (if acting by written consent), in each case as adjusted for share splits and combinations, share dividends, recapitalizations and similar events.

2        NTD: This will be the date of original issuance of the Series A Preferred Shares at the Closing of the Investment Agreement.

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“Permitted Transferee” has the meaning set forth in the Investment Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Preferred Shares” means the authorized preferred shares, $0.00125 par value per share, of the Company.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Shares have the right to receive any cash, securities or other property or in which Common Shares are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Register of Members” means the register of members referred to in the Bye-laws.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Shares, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Reorganization Event” has the meaning set forth in Section 12(a).

“Required Regulatory Approvals” has the meaning set forth in the Investment Agreement.

“Requisite Shareholder Approval” means the shareholder approval contemplated by Nasdaq Listing Standard Rule 5635 with respect to the issuance of Common Shares upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule; provided that the Requisite Shareholder Approval will be deemed to be obtained if such shareholder approval is no longer required for the Company to settle all conversions of the Series A Preferred Shares into Common Shares without regard to such limitations (whether due to the transactions contemplated by the Investment Agreement not exceeding any of the limitations imposed by such rule, any amendment or binding change in the interpretation of the applicable listing standards of Nasdaq, or otherwise).

“Reserve Development Measurement Period” means the sixteen calendar quarters commencing with the quarter beginning January 1, 2022 and ending with the quarter ending December 31, 2025.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, which in each case, will not be adjusted for Business Days.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

“Risk-Based Capital” means the Company’s risk-based capital requirements determined by the ratio of the Company’s total adjusted capital to its authorized control level risk-based capital, as defined by the RBC Instructions adopted by the National Association of Insurance Commissioners.

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“Series A Preferred Shares” has the meaning set forth in Section 1.

“Subsidiary,” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trading Period” has the meaning set forth in Section 7(a).

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Shares, and its successors and assigns. The Transfer Agent initially shall be Broadridge Corporate Issuer Solutions, Inc.

“Trigger Event” has the meaning set forth in Section 11(a)(viii).

“Voting Shares” means (i) with respect to the Company, the Common Shares, the Series A Preferred Shares (subject to the limitations set forth herein) and any other Capital Shares of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Shares of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one Common Share on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

Section 4. Dividends.

(a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b) Accrual of Dividends. Dividends on each Series A Preferred Share (i) shall accrue on a quarterly basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available under the Act to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, including under section 54 of the Act, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. Dividends for the first Dividend Payment Period shall accrue at the Dividend Rate from the Initial Issuance Date to the day before the first Dividend Payment Date (June 30, 2022). Dividends will not compound.

(c) Payment of Dividend. With respect to any Dividend Payment Date, the Company may pay, to the extent permitted by applicable law, in its sole discretion, Dividends on each Series A Preferred Share either in cash, or in the form of Common Shares, or in the form of additional Series A Preferred Shares as and when authorized by the Board, or any duly authorized committee thereof; provided that cash dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

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(d) Record Date. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.

(e) Priority of Dividends. So long as any Series A Preferred Shares remain outstanding, unless full Dividends on all outstanding Series A Preferred Shares that have accrued from and including the Issuance Date have been declared and paid, or have been or contemporaneously are declared and an amount of cash or Common Shares or additional Series A Preferred Shares sufficient for the payment of those Dividends has been or is set aside for the benefit of the Holders, the Company may not declare any cash dividend on, or make any cash distributions relating to, Junior Shares, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Shares, other than:

(i) purchases, redemptions or other acquisitions of Junior Shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii) purchases of Junior Shares through the use of the proceeds of a substantially contemporaneous sale of other Junior Shares;

(iii) as a result of an exchange or conversion of any class or series of Junior Shares for any other class or series of Junior Shares;

(iv) purchases of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of such Junior Shares or the security being converted or exchanged;

(v) payment of any dividends in respect of Junior Shares where the dividend is in the form of the same shares or rights to purchase the same shares as that on which the dividend is being paid;

(vi) distributions of Junior Shares or rights to purchase Junior Shares; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption, repurchase or exchange of any rights under any such plan.

If any Dividend is to be paid in the form of Common Shares or additional Series A Preferred Shares, the number of Common Shares or additional Series A Preferred Shares to be issued in payment of such Dividend with respect to each outstanding Series A Preferred Share shall be determined by dividing (i) the amount of the dividend so declared by (ii) the Current Market Price , in the case of Common Shares, or the Liquidation Preference, in the case of additional Series A Preferred Shares, in each case rounded to the nearest whole share (with 0.5 of a share being rounded upward).

(f) Conversion Following a Record Date. If the Conversion Date for any Series A Preferred Shares is prior to the close of business on a Dividend Record Date, the Holder of such shares will not be entitled to any Dividend in respect of such Dividend Record Date. If the Conversion Date for any Series A Preferred Shares is after the close of business on a Dividend Record Date but prior to the corresponding payment date for such Dividend, the Holder of such shares as of such Dividend Record Date shall be entitled to receive such Dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends or the Liquidation Preference under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.

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Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Shares, and subject to the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per Series A Preferred Share equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such Series A Preferred Share as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such Series A Preferred Shares into Common Shares (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b) Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders, the amounts distributed to the Holders shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) Merger, Amalgamation, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, amalgamation, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, amalgamation, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 6. Right of the Holders to Convert.

(a) Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each of such Holder’s Series A Preferred Shares at any time into (i) the number of Common Shares equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such Series A Preferred Share to be converted divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h); provided that, unless and until the Requisite Shareholder Approval is obtained, no Common Shares will be issued or delivered upon conversion of any Series A Preferred Share of any Holder, and no Series A Preferred Share of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the Holders in the aggregate Beneficially Owning in excess of nineteen and nine-tenths percent (19.9%) of the number of Common Shares then outstanding or the total voting power of the Voting Shares then outstanding. Subject to the foregoing conditions, the right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Shares from time to time.

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of the Series A Preferred Shares, such number of Common Shares as shall from time to time be issuable upon the conversion of all the Series A Preferred Shares then outstanding. Any Common Shares issued upon conversion of Series A Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable.

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Section 7. Mandatory Conversion by the Company.

(a) At any time on or after [●], 2024, if the VWAP per Common Share is greater than the Mandatory Conversion Price for twenty (20) consecutive Trading Days (the “Trading Period”), the Company may elect to convert (a “Mandatory Conversion”) all of the outstanding Series A Preferred Shares into Common Shares (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each Series A Preferred Share then outstanding shall be converted into (i) the number of Common Shares equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such Series A Preferred Share as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h).

(b) Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall, on the first Business Day following the completion of the Trading Period, provide notice of the Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date selected by the Company; and

(ii) the Conversion Price as expected to be in effect on the Mandatory Conversion Date, the number of Series A Preferred Shares to be converted from such Holder, the number of Common Shares expected to be issued to such Holder upon conversion of each such Series A Preferred Share and the Liquidation Preference expected as of the Mandatory Conversion Date.

(c) Mandatory Conversion Before First Reset Date. Upon any conversion on or before the First Reset Date resulting from a Mandatory Conversion at the Issuer’s Option, all Dividends that would have accrued from the Mandatory Conversion Date to the later of the First Reset Date or the last day of the eighth quarter following the Mandatory Conversion Date, the last eight quarters of which shall be discounted to present value using a discount rate of 3.5%, will be immediately payable in the Company’s Common Shares, valued at the average of the daily VWAP of the Company’s Common Shares during the five (5) Trading Days immediately preceding the conversion.

Section 8. Conversion Procedures and Effect of Conversion.

(a) Conversion Procedure. A Holder must do each of the following in order to convert Series A Preferred Shares pursuant to this Section 8(a):

(i) in the case of a conversion pursuant to Section 6(a), complete and sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the completion of a Fundamental Change or other corporate transaction;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the Series A Preferred Shares to be converted;

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(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 20.

The “Conversion Date” means (A) with respect to conversion of any Series A Preferred Shares at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any Series A Preferred Shares, Dividends shall no longer accrue or be declared on any such Series A Preferred Shares, and such Series A Preferred Shares shall cease to be outstanding. Upon any conversion, the Holder will not receive any payment in cash, Common Shares or Series A Preferred Shares representing Accrued Dividends for any period following the last day of the most recently completed fiscal quarter, except as otherwise set forth in Section 8(c).

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Shares and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Shares on a Conversion Date shall be treated for all purposes as the record holder(s) of such Common Shares and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided however that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any Common Shares, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole Common Shares issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of Common Shares, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depositary Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which Common Shares (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of Series A Preferred Shares should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Status of Converted or Reacquired Shares. Series A Preferred Shares converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof and shall not be reissued as shares of such series. All such shares shall, upon their retirement, become authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Bye-Laws.

(e) Partial Conversion. In case any certificate for Series A Preferred Shares shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the Series A Preferred Shares not converted.

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Section 9. Fundamental Change.

(a) Holder Rights Upon Fundamental Change. Upon the occurrence of a Fundamental Change, each Holder of outstanding Series A Preferred Shares may, at such Holder’s election, effective as of immediately prior to the Fundamental Change, convert all or a portion of its Series A Preferred Shares pursuant to Section 6(a), provided that if the Holder does not make such an election with respect to all of its Series A Preferred Shares, such Holder may require the Company to repurchase (the “Fundamental Change Repurchase”) any or all of such Holder’s Series A Preferred Shares at a purchase price per Series A Preferred Share equal to the sum of the Liquidation Preference and the Accrued Dividends with respect to such Series A Preferred Share (the “Fundamental Change Repurchase Price”), subject to applicable law, including, as applicable, the requirements of section 42 or section 42A of the Act. The Fundamental Change Repurchase Price shall be paid in cash.

(b) Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the effective date of a Fundamental Change (the “Fundamental Change Effective Date”) (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice (the “Initial Fundamental Change Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (i) the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed), (ii) a description of the material terms and conditions of the Fundamental Change and (iii) the then applicable Conversion Price. No later than ten (10) Business Days prior to the Fundamental Change Effective Date as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its right to convert all or a portion of its Series A Preferred Shares or to cause the Company to repurchase all or a portion of its Series A Preferred Shares pursuant to Section 9(a), and (y) the number of Series A Preferred Shares subject thereto.

(c) Final Fundamental Change Repurchase Notice. Within two (2) days prior to the Fundamental Change Effective Date (or if the Company discovers later than such date that a Fundamental Change has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company on the Business Day immediately prior to the date such notice is sent, which notice shall contain:

(i) a statement setting forth in reasonable detail the calculation of the Fundamental Change Repurchase Price with respect to such Holder;

(ii) the Fundamental Change Repurchase Date, which shall be no later than 60 days after such notice is sent; provided, that a reasonable amount of time shall be provided between delivery of such notice and the Fundamental Change Repurchase Date to allow such Holder to comply with the instructions delivered pursuant to Section 9(c)(iii) below; and

(iii) the instructions a Holder must follow to receive the Fundamental Change Repurchase Price in connection with such Fundamental Change.

(d) Fundamental Change Repurchase Procedure. To receive the Fundamental Change Repurchase Price, a Holder must surrender to the Transfer Agent in accordance with the instructions delivered pursuant to Section 9(c)(iii), the certificates representing the Series A Preferred Shares to be repurchased by the Company or lost share affidavits therefor, to the extent applicable.

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(e) Delivery upon Fundamental Change Repurchase. Upon a Fundamental Change Repurchase, subject to Section 9(i) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer of immediately available funds or delivery of Common Shares or a combination thereof, as applicable, the Fundamental Change Repurchase Price for such Holder’s Series A Preferred Shares.

(f) Treatment of Shares. Until a Series A Preferred Share is repurchased by the payment or deposit in full of the applicable Fundamental Change Repurchase Price as provided in Section 9(h), such Series A Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein; except that no such Series A Preferred Shares may be converted into Common Shares following the Fundamental Change Effective Date.

(g) Fundamental Change Agreements. The Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Fundamental Change Repurchase in a manner that is consistent with and gives effect to this Section 9.

(h) With respect to any Series A Preferred Share to be repurchased by the Company pursuant to the Fundamental Change Repurchase and which has been redeemed in accordance with the provisions of this Section 9, or for which the Company has irrevocably deposited an amount in cash equal to the Fundamental Change Repurchase Price in respect of such share with the Transfer Agent, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Fundamental Change Repurchase Price therefor.

(i) Notwithstanding anything to the contrary contained in this Section 9, in the event of a Fundamental Change Repurchase, the Company shall only pay the Fundamental Change Repurchase Price after paying in full in cash all obligations of the Company and its subsidiaries under any credit agreement, indenture or similar agreement evidencing indebtedness for borrowed money (including the termination of all commitments to lend, to the extent required by such credit agreement, indenture or similar agreement), which requires prior payment of the obligations thereunder (and termination of commitments thereunder, if applicable) as a condition to the payment of such Fundamental Change Repurchase Price.

(j) Notwithstanding anything to the contrary contained in this Section 9, upon any Fundamental Change Repurchase on or before the First Reset Date, all Dividends that would have accrued between the Original Issuance Date and the First Reset Date, but have not yet been paid, will be immediately payable in cash, to the extent not prohibited by law, including under section 54 of the Act.

Section 10. Redemption. Except as provided in Section 9, the Series A Preferred Shares shall not be subject to any mandatory redemption, and shall not be redeemable at the option of the Company or the Holders.

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Section 11. Anti-Dilution Adjustments.

(a) Adjustments. The Conversion Price will be subject to adjustment, without duplication, upon the occurrence of the following events:

(i) The issuance of Common Shares as a dividend or distribution to all or substantially all holders of Common Shares, or a subdivision or combination of Common Shares or a reclassification of Common Shares into a greater or lesser number of Common Shares, in which event the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x (OS0 / OS1)

CP0 = the Conversion Price in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification, as applicable

CP1 = the new Conversion Price in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification, as applicable

OS0 = the number of Common Shares outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification, as applicable

OS1 = the number of Common Shares that would be outstanding immediately after, and solely as a result of, the completion of (i) such dividend or distribution or (ii) such subdivision, combination or reclassification, as applicable

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Shares of rights (other than rights, options or warrants distributed in connection with a shareholder rights plan (in which event the provisions of Section 11(a)(viii) shall apply)), options or warrants entitling them to subscribe for or purchase Common Shares for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Price will be decreased based on the following formula:

CP1 = CP0 x [(OS0+Y) / (OS0+X)]

CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CP1 = the new Conversion Price in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0 = the number of Common Shares outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X = the total number of Common Shares issuable pursuant to such rights, options or warrants

Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance

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For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Shares at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Price that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered.

(iii) The Company or one or more of its Subsidiaries purchases Common Shares pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Shares, or otherwise acquires Common Shares (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms, or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per Common Share validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per Common Share for each of the five (5) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or Common Shares are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Price shall be decreased based on the following formula:

CP1 = CP0 x [(SP1 x OS0) / (FMV + (SP1 x OS1))]

CP0 = the Conversion Price in effect immediately prior to the close of business on the Expiration Date

CP1 = the new Conversion Price in effect immediately after the close of business on the Expiration Date

FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0 = the number of Common Shares outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

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OS1 = the number of Common Shares outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1 = the arithmetic average of the VWAP per Common Share for each of the five (5) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Price is required under this Section 11(a)(iii), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer, exchange offer or other commitment to acquire Common Shares through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be the Conversion Price that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Shares (other than for cash in lieu of fractional shares), any class of its Capital Shares, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a shareholder rights plan as to which Section 11(a)(viii) shall apply (any of such Capital Shares, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Price shall be decreased based on the following formula:

CP1 = CP0 x [(SP0 – FMV) / SP0]

CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CP1 = the new Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding Common Share on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

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(v) The Company effects a Distribution Transaction, in which case the Conversion Price in effect immediately prior to the effective date of the Distribution Transaction shall be decreased based on the following formula:

CP1 = CP0 x [MP0 / (FMV + MP0)]

CP0 = the Conversion Price in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CP1 = the new Conversion Price in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a capital share or other interest distributed to holders of Common Shares on the principal United States securities exchange or automated quotation system on which such capital shares or other interests trade, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one capital share or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0 = the arithmetic average of the VWAP per Common Share for each of the five (5) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Price is required under this Section 11(a)(v), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Common Shares other than a Permitted Dividend, in which case the Conversion Price shall be decreased based on the following formula:

CP1 = CP0 x [(SP0 – C) / SP0]

CP0 = the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CP1 = the new Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

C = the amount in cash per Common Share the Company distributes to all or substantially all holders of its Common Shares in excess of the Permitted Dividend; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Shares on the date the applicable cash dividend or distribution is made to holders of Common Shares, but without requiring such holder to convert its shares of Series A Preferred Shares, in respect of each Series A Preferred Share held by such holder, the amount of cash such holder would have received had such holder owned a number of Common Shares equal to the Conversion Price on the Record Date for such dividend or distribution

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provided that cash dividends in excess of $0.10 per Common Share per quarter (as adjusted for share splits and combinations, share dividends, recapitalizations and similar events) shall not be permitted if the Dividend on the Series A Preferred Shares for that quarter is not paid in cash, unless the Company’s U.S.-based insurance subsidiaries have Risk-Based Capital in excess of 325% or the Company’s direct Bermuda-based insurance subsidiary has Enhanced Capital Requirement over 135% for such quarter, in which case higher cash dividends on the Common Shares shall be permitted and the conversion Price shall be adjusted as provided in this Section 11(a)(vi)

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Price shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Price that would then be in effect if such had dividend or distribution not been declared.

(vii) The Company recognizes Adverse Development Charges exceeding $45,000,000 in the aggregate during the Reserve Development Measurement Period, in which case the Conversion Price shall be decreased based on the following formula:

CP1 = CP0 * ((TBV – AD) / TBV)

CP0 = the Conversion Price in effect immediately prior to the close of business on the date of public filing of the Company’s financial statements for the year ending December 31, 2025; or earlier, in the case of Mandatory Conversion pursuant to Section 7(a) or an optional conversion pursuant to Section 6(a), as described below, not reflecting the AD

CP1 = the new Conversion Price in effect immediately after the close of business on the date of public filing of the Company’s financial statements for the year ending December 31, 2025; or earlier, in the case of Mandatory Conversion pursuant to Section 7(a) or an optional conversion pursuant to Section 6(a), as described below, reflecting the AD

AD = the dollar value of the Adverse Development Charges in excess of $45,000,000 during the Reserve Development Measurement Period

TBV = the tangible book value of the Company as of December 31, 2021 provided that in no event will CP1 be lower than the product of (a) CP0 multiplied by 105% divided by (b) 127.5%

Any adjustment made pursuant to this Section 11(a)(vii) shall be effective immediately after the close of business on the date of the public filing of the Company’s financial statements for the period ended December 31, 2025 reflecting the Adverse Development Charges or, if earlier, upon any Mandatory Conversion pursuant to Section 7(a) or an optional conversion pursuant to Section 6(a) of all outstanding Series  Preferred Shares, in which case the adjustment, if any, made pursuant to this Section 11(a)(vii) shall be effective immediately after the close of business on the date of the public filing of the Company’s financial statements for the most recent quarterly period preceding the conversion. In the event that such financial statements are not yet available as of the time of conversion, any additional Common Shares issuable upon such conversion shall be delivered to the Holders upon the issuance of such financial statements and the calculation of the adjustment based thereupon.

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Upon any adjustment to be made pursuant to this Section 11(a)(vii), the Company shall prepare a calculation of the adjustment (the “Calculation Notice”) and deliver it with reasonable backup prepared or approved by the Calculation Agent to the Holders. The Holders and their representatives shall be afforded reasonable access to the books, records and personnel of the Company in order to confirm the calculations. If Holders of a majority of the Series A Preferred Shares do not deliver an objection (a “Notice of Objection”) to such calculation within 10 business days of delivery of the Calculation Notice, the calculation of the Company shall be deemed agreed to. If Holders of a majority of the Series A Preferred Shares deliver a Notice of Objection within 10 business days of delivery of the Calculation Notice, such Holders and the Company shall in good faith attempt to reach agreement as to the calculation. If within such 10 business days they have been unable to agree, the Holders and the Company will submit such calculation to an independent arbitrating actuary, and such independent arbitrating actuary’s conclusion as to such calculation shall be binding and final. If the Holders and the Company are unable to agree upon the selection of the independent arbitrating actuary, such independent arbitrating actuary shall be selected in accordance with the procedures of the American Arbitration Association. The Holders and the Company acknowledge and agree that time is of the essence of this process, and the independent arbitrating actuary shall be instructed and required to render his or her decision within 30 days following his or her appointment. The expenses of such independent arbitrating actuary shall be borne 50% by the Holders and 50% by the Company.

(viii) If the Company has a shareholder rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any Series A Preferred Shares, Holders of such shares will receive, in addition to the applicable number of Common Shares, the rights under such rights plan relating to such Common Shares, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the Common Shares (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Price will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Common Shares as described in Section 11(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such shareholder rights are exchanged by the Company for Common Shares or other property or securities, the Conversion Price shall be appropriately readjusted as if such shareholder rights had not been issued, but the Company had instead issued such Common Shares or other property or securities as a dividend or distribution of Common Shares pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of Common Shares actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 11(a)(viii), no adjustment shall be required to be made to the Conversion Price with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such shareholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Shares in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person.”

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(b) Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Company to the nearest 1/10,000th of one Common Share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Price ; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

(c) When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Price will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing, or for the repurchase of Common Shares.

(ii) Except as otherwise provided in this Section 11, the Conversion Price will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any shareholder rights plans.

(iii) No adjustment to the Conversion Price will be made:

(A) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any Common Shares or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s Amended and Restated 2009 Equity Incentive Plan, 2014 Long Term Incentive Plan, and 2014 Non-Employee Director Incentive Plan;

(C) upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Shares; or

(D) for a change in the par value of the Common Shares.

(d) Successive Adjustments. After an adjustment to the Conversion Price under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Price as so adjusted.

(e) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

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(f) Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Price in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Price, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

(g) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Shares and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares pursuant to the conversion of Series A Preferred Shares or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(h) Fractional Shares. No fractional Common Shares will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a Common Share multiplied by the Closing Price of the Common Shares on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole Common Share. In order to determine whether the number of Common Shares to be delivered to a Holder upon the conversion of such Holder’s Series A Preferred Shares will include a fractional share, such determination shall be based on the aggregate number of Series A Preferred Shares of such Holder that are being converted and/or issued on any single Conversion Date or Fundamental Change Repurchase Date.

Section 12. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, amalgamation, scheme of arrangement, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the total voting power of the Voting Shares of the Company is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Shares are converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Shares into other securities;

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other than, in each case, any such transaction that constitutes a Fundamental Change, with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each Series A Preferred Share outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such Series A Preferred Share would have received in such Reorganization Event had such Holder converted its Series A Preferred Shares into the applicable number of Common Shares immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company amalgamated or merged or which amalgamated with or merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Shares held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares.

(b) Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any Capital Shares received by the holders of the Common Shares in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(d) Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Shares into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Shares into Capital Shares of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

Section 13. Voting Rights.

(a) General. Except as provided in Sections 13(b) and 13(c), Holders of Series A Preferred Shares shall be entitled to vote as a single class with the holders of the Common Shares and the holders of any other class or series of Capital Shares of the Company then entitled to vote with the Common Shares on all matters submitted to a vote of the holders of Common Shares (and, if applicable, holders of any other class or series of Capital Shares of the Company). Each Holder shall be entitled to the number of votes equal to the product of (i) the largest number of whole Common Shares into which all Series A Preferred Shares could be converted pursuant to Section 6 multiplied by (ii) a fraction the numerator of which is the number of Series A Preferred Shares held by such Holder and the denominator of which is the aggregate number of issued and outstanding Series A Preferred Shares, in each case, at and calculated as of the record date for the determination of shareholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of shareholders is first executed; provided that in no event shall the Series A Preferred Shares, or Common Shares received by such Holders on conversion of Series A Preferred Shares or as Dividends with respect to Series A Preferred Shares, be entitled to vote in excess of 9.9% of the aggregate voting power of the then-outstanding Common Shares on an as-converted basis or of the Voting Shares.  Notwithstanding the foregoing, upon transfer of a Holder’s Series A Preferred Shares to an unaffiliated third party, the voting limitation will not apply to the transferee third party unless such transferee shall affirmatively elect to be limited in the same manner as the Holder transferor. The Holders shall be entitled to notice of any meeting of holders of Common Shares in accordance with the Bye-Laws.

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(b) Adverse Changes. The affirmative vote of the Holders, voting as a separate class, of (x) at least a majority of the Series A Preferred Shares outstanding at such time, if given in person or by proxy, at any meeting called for the purpose or (y) at least three-fourths of the Series A Preferred Shares outstanding at such time, if given by written consent, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the Act:

(i) any amendment, alteration or repeal (whether by merger, amalgamation, scheme of arrangement, consolidation or otherwise) of any provision of the Memorandum of Association, the Bye-Laws or this Certificate of Designations that would reasonably be expected to adversely affect any of the rights, preferences or privileges of the Series A Preferred Shares;

(ii) any amendment or alteration (whether by merger, amalgamation, scheme of arrangement, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Memorandum of Association, the Bye-Laws or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of Capital Shares of the Company ranking senior to or pari passu with the Series A Preferred Shares as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; or

(iii) any issuance of additional Series A Preferred Shares, other than in payment of Dividends on the outstanding Series A Preferred Shares;

provided, however, (A) that, with respect to the occurrence of any of the events set forth in clause (i) above, so long as (1) Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, or (2) the holders of the Series A Preferred Shares receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Shares, then the occurrence of such event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Shares, and in such case such holders shall not have voting rights under this Section 13(b) with respect to the occurrence of any of the events set forth in clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Shares) into, or the issuance of, Junior Shares will not require the vote of the holders of the Series A Preferred Shares.

(c) Each Holder of Series A Preferred Shares will have one vote per share on any matter on which Holders of Series A Preferred Shares are entitled to vote separately as a class, whether at a meeting or by written consent.

(d) For the avoidance of doubt and notwithstanding anything to the contrary in the Memorandum of Association or Bye-Laws of the Company, the Holders of Series A Preferred Shares shall have the exclusive consent and voting rights set forth in Sections 13(b) and 13(c) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Shares entitled to cast not less than three-fourths of the Series A Preferred Shares outstanding at such time.

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Section 14. Preemptive Rights. The Holders shall not have any preemptive rights.

Section 15. Term. Except as expressly provided in this Certificate of Designations, the Series A Preferred Shares shall not be redeemable or otherwise mature and the term of the Series A Preferred Shares shall be perpetual.

Section 16. Creation of Capital Shares. Subject to Section 13(b)(ii) and the Memorandum of Association and Bye-laws, the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional Capital Shares of the Company.

Section 17. No Sinking Fund. Series A Preferred Shares shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 18. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Shares shall be Broadridge Corporate Issuer Solutions, Inc. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Shares and thereafter may remove or replace Broadridge Corporate Issuer Solutions, Inc. or such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

Section 19. Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Shares are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion. If physical certificates representing the Series A Preferred Shares are issued, the Company shall not be required to issue replacement certificates representing Series A Preferred Shares on or after the Conversion Date applicable to such shares (except if any certificate for Series A Preferred Shares shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the Series A Preferred Shares not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver certificates representing the Common Shares issuable upon conversion of such Series A Preferred Shares formerly evidenced by the physical certificate.

Section 20. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Series A Preferred Shares or Common Shares or other securities issued on account of Series A Preferred Shares pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A Preferred Shares, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series A Preferred Shares, Common Shares or other securities to a Beneficial Owner other than the Beneficial Owner of the Series A Preferred Shares immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

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(b) Withholding. All payments and distributions (or deemed distributions) on the Series A Preferred Shares (and on the Common Shares received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

Section 21. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at James River Group Holdings, Ltd., Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda (Attention: Chief Executive Officer), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register of Members or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 22. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor; provided that the Secretary of the Company is provided copies upon execution or upon request. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of Series A Preferred Shares issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 23. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Shares granted hereunder may be waived as to all Series A Preferred Shares (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the Series A Preferred Shares then outstanding.

Section 24. Severability. If any term of the Series A Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this ______ day of ____________, 2022.

JAMES RIVER GROUP HOLDINGS, LTD.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

by and among

JAMES RIVER GROUP HOLDINGS, LTD.

and

GPC PARTNERS INVESTMENTS (THAMES) LP

Dated as of [•], 2022

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2022, by and among James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and GPC Partners Investments (Thames) LP, a limited partnership organized under the laws of the Cayman Islands ( the “Investor”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of February 24, 2022 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, Series A Convertible Preferred Shares (the “Series A Preferred Shares”), which are convertible into Common Shares; and

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Resale Shelf Registration

Section 1.1            Resale Shelf Registration Statement. No later than the expiration of the Lock-Up Period, the Company shall, at its cost, file with the SEC a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and the Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC no later than the expiration of the Lock-Up Period (it being agreed that the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

Section 1.2            Effectiveness Period; Certain Representations.

(a)               Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holders for sales and distributions of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(b)               Notwithstanding any other provisions hereof, the Company shall use its commercially reasonable efforts to provide that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In order to assist the Company in complying with its obligations in Sections 1.2(b), the Holders shall comply with their obligations set forth in Section 2.4.

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Section 1.3            Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holders for sales and distributions of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4            Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act, or to the extent the Company does not reasonably object, as reasonably requested in writing by the Holders with respect to information relating to the applicable Holder, and to furnish to the Holders that are covered under such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC in such amounts as they may reasonably request.

Section 1.5            Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:

(a)               if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 180-day period;

(b)               if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c)               notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

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Section 1.6            Underwritten Offering.

(a)               Subject to the other applicable provisions of this Agreement and any restrictions on transfer in the Company Charter Documents and the Investment Agreement, at any time that any Shelf Registration Statement is effective, one or more of the Holders (the “Demand Holders”) may deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) demand any such transaction the anticipated gross proceeds of which shall be less than $50,000,000, (ii) effect (A) more than two (2) Underwritten Offerings in the aggregate within any twelve (12) month period or (B) more than one (1) Underwritten Offering during any 90-day period, or (iii) effect an Underwritten Offering within the period commencing fifteen (15) calendar days (or if such day is not a trading day, then commencing the immediately prior trading day) prior to and ending two (2) Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year (or such shorter period as is the Company’s customary “blackout window” applicable to directors and officers). Upon receipt of a request for an Underwritten Offering, the Company shall notify all Holders of such request and shall include in such Underwritten Offering all shares requested to be sold by Holders responding to such notice.

(b)               In the event of an Underwritten Offering, the Demand Holders of a majority of the Registrable Securities participating in an Underwritten Offering shall select the managing underwriter(s) (which shall consist of one or more nationally recognized investment banks) to administer the Underwritten Offering; provided, that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed. The Company and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c)               If the managing underwriter or underwriters advise the Company and the Demand Holders that in its or their good faith opinion the number of Registrable Securities (including, without limitation, securities proposed to be included by the Company other holders of securities entitled to include securities in such Registration Statement pursuant to piggyback registration rights, if applicable) exceeds the number of securities which can be sold in such Underwritten Offering pursuant to this Section 1.6 in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Demand Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Demand Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders, (ii) second, to any Holders that have requested to participate in such Underwritten Offering, other than Demand Holders, pro rata among such Holders on the basis of the percentage of the Registrable Securities then owned by such Holders, (iii) third, the securities of the Company that the Company desires to participate in such Underwritten Offering, and (iv) the securities requested to participate in such Underwritten Offering pursuant to any other registration rights granted by the Company.

Section 1.7            Take-Down Notice. Subject to the other applicable provisions of this Agreement and any restrictions on transfer in the Company Charter Documents and the Investment Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution (a “Shelf Offering”) of all or part of its Registrable Securities included by it on any Shelf Registration Statement, other than pursuant to an Underwritten Offering, which shall be implemented in accordance with Section 1.6, and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

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Section 1.8            Piggyback Registration.

(a)               If at any time, the Company proposes to file a registration statement under the Securities Act with respect to an offering following the expiration of the Lock-Up Period, or the Company proposes a shelf take-down of Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares, whether or not for sale for its own account following the expiration of the Lock-Up Period (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any merger or acquisition, amalgamation, scheme of arrangement, employee benefit, equity compensation, incentive or dividend reinvestment plan or a Block Trade), then the Company shall give written notice of such filing or offering, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing or launch date (the “Piggyback Notice”) to each of the Holders of Registrable Securities (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than three (3) Business Days prior to the filing or launch date). The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement or offering the number of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than two (2) Business Days prior to the filing date of a Piggyback Registration Statement. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder that requested to participate in an offering initiated by the Company, and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(b)               If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters selected by the Company of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares, if any, of the Company included in the offering, and any Holders exercising piggyback rights will enter into an underwriting agreement with the managing underwriters and the Company setting forth such terms. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders; (iii) third, any other securities of the Company that have been requested to be included in such offering. For the avoidance of doubt, a piggyback sale shall not count against the limitations in Section 1.6(a).

Section 1.9            “Market Stand-off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Shares (or other securities of the Company) held by the Holders (other than the Common Shares included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Shares (or other securities of the Company convertible into Common Shares) not to exceed five (5) days prior and ninety (90) days following any registered public sale of securities by the Company in which such Holder participates in accordance with this Article II, except (i) in the case of a private sale or distribution, with the transferee agreeing in writing to be subject to the restrictions on transfer contained in this Section 1.9, and (ii) as expressly permitted by such lock-up agreement or in the event the managing underwriter or underwriters otherwise agree by written consent. Each Holder shall also execute and deliver any “lock-up” agreement reasonably requested by the managing underwriter or underwriters of the Company in connection with an offering.

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Article II

Additional Provisions Regarding Registration Rights

Section 2.1            Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:

(a)               prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b)               prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with a Holder’s intended method of distribution set forth in such registration statement for such period;

(c)               furnish to legal counsel for each Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)               if requested by the managing underwriter or underwriters, if any, or the Holders, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(e)               in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holders participating in the offering and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the participating Holders or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f)                as promptly as is reasonably practicable notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of a Holder, prepare as promptly as is reasonably practicable and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

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(g)               register and qualify (or exempt from registration) such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h)               in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement on customary terms (including with respect to the indemnification of such underwriters) and in accordance with the applicable provisions of this Agreement;

(i)                 use commercially reasonable efforts to furnish (i) on the dates that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (B) a “negative assurances letter”, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) on the date of the underwriting agreement and on the date(s) that such Registrable Securities are delivered for sale, a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j)                 list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Shares are then listed;

(k)               provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration statement;

(l)                 in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement (“Requested Information”), provided, however, that any Requested Information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of the Requested Information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC) in the opinion of counsel for the Offering Persons, (iii) disclosure of the Requested Information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (iv) the Requested Information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (v) the Requested Information (A) was known to such Offering Persons or their representatives (prior to its disclosure by the Company) from a source other than the Company when such source was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to clauses (i), (ii) or (iii) above, if permitted by applicable law or any applicable order of a court of government body, such Person shall be required to give the Company prompt written notice of the proposed disclosure prior to such disclosure (except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor and except in the case of clause (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement), to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Requested Information deemed confidential;

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(m)             cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(n)               as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.1(f), 2.1(n)(ii) or 2.1(n)(iii), such Holder shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to Section 2.2, be prepared and furnished as soon as reasonably practicable, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, such Holder shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will promptly notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Holders that such Interruption Period is no longer applicable.

Section 2.2            Suspension. (a) The Company shall be entitled, for a period of time not to exceed thirty (30) calendar days in any three-month period, or an aggregate of 90 calendar days in any twelve-month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar material transaction involving the Company or any of its subsidiaries then under consideration, and specifying in reasonable detail the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension, except as required by applicable law. If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice, or requires the Holders to suspend any Underwritten Offering, the Holders shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3            Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each Holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder.

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Section 2.4            Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request and as shall be required by applicable law in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)               such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates as the Company may reasonably request and as shall be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)               during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and

(c)               such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.

Section 2.5            Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will:

(a)               make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement as is necessary to permit sales pursuant to Rule 144; and

(b)               so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

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Section 2.6            In-Kind Distributions. If the Investor (and/or any of its Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested.

Article III

Indemnification

Section 3.1            Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus (including a prospectus supplement), or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), offering circular, Issuer Free Writing Prospectus, “road show” presentation or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that (a) it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder expressly for use in connection with such registration by any such Holder, or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

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Section 3.2            Indemnification by Holders. To the fullest extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue is being effected, indemnify and hold harmless, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any of the Company’s securities covered by such a registration, each Person controlling the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), from and against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, Issuer Free Writing Prospectus or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, Issuer Free Writing Prospectus or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3            Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ one (1) separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.

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Section 3.4            Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnification from any Person who was not also guilty of such fraudulent misrepresentation.

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Article IV

Transfer and Termination of Registration Rights

Section 4.1            Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to a Permitted Transferee of the Investor in connection with a Transfer (as defined in the Investment Agreement) of Registrable Securities to a Permitted Transferee; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to the form of Joinder attached to the Investment Agreement.

Section 4.2            Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Series A Preferred Shares or Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all Common Shares issuable (or actually issued) upon conversion of the Series A Preferred Shares cease to be Registrable Securities.

Article V

Miscellaneous

Section 5.1            Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Holders of a majority of all Registrable Securities. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and the Investor, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities.

Section 5.2            Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3            Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

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Section 5.4            Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

Section 5.5            Entire Agreement; No Third Party Beneficiary. This Agreement, and the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except for contracts and agreements referred to herein. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.6            Governing Law; Jurisdiction.

(a)               This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)               All Actions arising out of or relating to any Relevant Matter (“Actions”) shall be heard and determined in any state or federal court located in the Borough of Manhattan, The City of New York, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 5.6 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

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Section 5.7            Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.8            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8..

Section 5.9            Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)               If to the Company, at:

James River Group Holdings, Ltd.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke Bermuda
HM 08
Email: Frank.Dorazio@james-river-group.com

with a copy to (which shall not constitute notice):

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, NY 10104
Attn: Kenneth L. Henderson
Email: kenneth.henderson@bclplaw.com

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(b)               If to the Investor, at:

GPC Partners Investments (Thames) LP
c/o Gallatin Point Capital LLC
660 Steamboat Road
First Floor
Greenwich, CT 06830
Attn: Lance Toler
Email: ltoler@gallatinpoint.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn: Laura Hodges Taylor
Email: LHodgesTaylor@goodwinlaw.com

(c)               If to any other Holder, to the address(es) and e-mail(s) set forth in such Holder’s joinder.

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10        Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11        Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12        Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

JAMES RIVER GROUP HOLDINGS, LTD.

By:
Name:
Title:

INVESTOR:

GPC PARTNERS INVESTMENTS (THAMES) LP

By: GPC Partners II GP LLC, its general partner

By: Gallatin Point Capital LLC, its sole member

By:
	Name:	Matthew Botein
	Title:	Managing Partner

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Defined Terms

1.	The following capitalized terms have the meanings indicated:

“Actions” means legal or administrative proceedings, suits, investigations, arbitrations or actions.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Investment Agreement.

“Block Trade” means a registered securities offering in which an underwriters agrees to purchase Registrable Securities at an agreed price or utilizing a pricing formula without a prior marketing process.

“Business Day” shall have the meaning given to such term in the Investment Agreement.

“Closing Date” shall have the meaning given to such term in the Investment Agreement.

“Common Shares” means all shares currently or hereafter existing of the common shares, par value $0.0002 per share, of the Company.

“Company Charter Documents” shall have the meaning given to such term in the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means the Investor and any Person holding Registrable Securities that has been transferred or assigned rights under this Agreement in accordance with Section 4.01.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Lock-Up Period” shall have the meaning given to such term in the Investment Agreement.

“Permitted Transferee” shall have the meaning given to such term in the Investment Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, any Common Shares acquired by any Investor pursuant to the conversion of the Series A Preferred Shares, any other securities issued or issuable with respect to any such Common Shares by way of share split, share dividend, distribution, recapitalization, merger, amalgamation, scheme of arrangement, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been sold or otherwise transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act); and (v) such securities are transferable by a Person (A) who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act and (B) who, collectively with its Affiliates, hold less than 3% of outstanding Common Shares.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and accountants for the Company, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Holders.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Transaction Documents” shall have the meaning given to such term in the Investment Agreement.

2.	The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS
Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2(a)
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(n)
Investment Agreement	Recitals
Investor	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(l)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Relevant Matters	Section 5.6(a)
Requested Information	Section 2.1(l)
Resale Shelf Registration Statement	Section 1.1
Series A Preferred Shares	Recitals
Shelf Offering	Section 1.7
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

Exhibit C

Form of Joinder

James River Group Holdings, Ltd.

[•]

Attention: [•]

This Joinder (this “Joinder”) is entered into as of [•], 20[•] by [•] (the “Joining Party”).

Reference is hereby made to (a) the Investment Agreement, dated February 24, 2022 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”), by and among James River Group Holdings, Ltd. (the “Company”) and GPC Partners Investments (Thames) LP (the “Investor”), and (b) the Registration Rights Agreement, dated [•], 2022 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), by and among the Company and the Investor. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

Pursuant to Sections 5.05(b)(i) and 8.03 of the Investment Agreement, upon the execution of this Joinder, the Joining Party shall become a party to the Investment Agreement as a “party” and an “Investor Party” of the transferring Investor Party of which the Joining Party is a Permitted Transferee thereunder and be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Investment Agreement applicable to such “party” and Investor Party, and shall be fully entitled to all rights and interests under the Investment Agreement applicable to such a “party” and “Investor Party”.

Pursuant to Section 4.1 of the Registration Rights Agreement and upon the execution of this Joinder, the Joining Party shall be a party to the Registration Rights Agreement as a “party” and a “Holder” thereunder and be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Registration Rights Agreement applicable to a “party” and a “Holder”, and be fully entitled to all rights and interests under the Registration Rights Agreement applicable to a “party” and a “Holder”.

All notices, requests and other communications to the Joining Party under the Investment Agreement or the Registration Rights Agreement shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery), in each case, in accordance with and subject to Sections 8.09 of the Investment Agreement or Section 5.9 of the Registration Rights Agreement, as applicable, to the Joining Party at the address set forth in in the signature page hereto or such other address or email address as the Joining Party may hereafter specify by like notice to the other parties to the Investment Agreement and the Registration Rights Agreement.

[Signature page follows]

Joining Party

[•]

By:
Name:
Title:

Address:

[•]
Attention:	[•]
Email:	[•]